UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. ____)

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NEUROTROPE, INC.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NEUROTROPE, INC.
50 Park Place

Newark, New Jersey 07102
(973) 242-0005

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To be held on Tuesday, June 9, 2015

To the Stockholders of Neurotrope, Inc.:

NOTICE IS HEREBY GIVEN that the annual meeting of stockholders of Neurotrope, Inc., a Nevada corporation (the “Company”), will be held at the Robert Treat Hotel, 50 Park Place, Newark, New Jersey 07102, on Tuesday, June 9, 2015, at 10:00 a.m., local time (the “Meeting”), for the following purposes:

1.	To elect one nominee to be voted upon by the holders of the Preferred Stock and to elect six nominees to be voted upon by the holders of the Common Stock to serve as directors of the Company for a term of one year or until their respective successors are elected and qualified;

2.	To ratify the selection of Friedman LLP as the Company’s independent registered public accountants for the fiscal year ending December 31, 2015;

3.	To ratify Amendment No. 1 to the Company’s 2013 Equity Incentive Plan, providing for an additional 3,000,000 shares of common stock of the Company, $0.0001 par value per share, to be available for grants under the plan;

4.	To consider and approve an advisory (non-binding) resolution regarding the compensation of the Company’s named executive officers;

5.	To consider and act upon an advisory (non-binding) vote on the frequency at which the Company should include an advisory vote regarding the compensation of our named executive officers in its future proxy statements for stockholder consideration; and

6.	To transact such other business as may properly come before the Meeting or any adjournment thereof.

The board of directors of the Company unanimously recommends that you vote “FOR” each nominee to the board of directors that you are entitled to vote upon, “FOR” the ratification of the appointment of Friedman LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2015, “FOR” the ratification of Amendment No. 1 to the Company’s 2013 Equity Incentive Plan, “FOR” the approval of the advisory (non-binding) resolution regarding the compensation of our named executive officers, and “FOR” a one year vote on the frequency at which the Company should include an advisory vote regarding the compensation of our named executive officers in its future proxy statements.

The close of business on April 20, 2015 has been fixed as the record date for the determination of stockholders entitled to notice of and to vote at the Meeting. Accordingly, only stockholders of record at the close of business on that date will be entitled to vote at the Meeting.

All stockholders are cordially invited to attend the Meeting. Whether or not you expect to attend, you are requested to sign, date and return the enclosed proxy promptly. Your proxy may be revoked at any time before it is exercised as explained in this proxy.

IF YOUR SHARES ARE HELD BY A BANK OR BROKER, YOU MUST BRING YOUR BANK OR BROKER’S STATEMENT EVIDENCING YOUR BENEFICIAL OWNERSHIP OF THE SHARES TO THE MEETING. WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING, YOU ARE URGED TO FILL IN, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED.

By Order of the Board of Directors,

Robert Weinstein
Secretary

Dated: April 29, 2015

NEUROTROPE, INC.
50 Park Place

Newark, New Jersey 07102
(973) 242-0005

PROXY STATEMENT
ANNUAL MEETING OF STOCKHOLDERS
Tuesday, June 9, 2015

This proxy statement and accompanying proxy card(s) are furnished in connection with the solicitation by the board of directors of Neurotrope, Inc., a Nevada corporation (the “Company”), of proxies in the enclosed form for the Annual Meeting of Stockholders (the “Meeting”) to be held at the Robert Treat Hotel, 50 Park Place, Newark, New Jersey 07102, on Tuesday, June 9, 2015, at 10:00 a.m., local time, and for any adjournment or adjournments thereof, for the purposes set forth in the foregoing Notice of Annual Meeting of Stockholders. The persons named in the enclosed proxy form will vote the shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”) or the shares of the Company’s Series A Preferred Stock, par value $0.0001 per share (the “Preferred Stock”), for which they are appointed in accordance with the directions of the stockholders appointing them. The principal executive offices of the Company are located at 50 Park Place, Newark, New Jersey 07102. The approximate date on which this proxy statement and the accompanying form of proxy will first be mailed to the Company’s stockholders is April 29, 2015.

At the Meeting, the following proposals will be presented to the stockholders for approval:

1.	To elect the one nominee to be voted upon by the holders of the Preferred Stock and to elect the six nominees to be voted upon by the holders of the Common Stock to serve as directors of the Company for a term of one year or until their respective successors are elected and qualified;

2.	To ratify the selection of Friedman LLP as the Company’s independent registered public accountants for the fiscal year ending December 31, 2015;

3.	To ratify Amendment No. 1 to the Company’s 2013 Equity Incentive Plan, providing for an additional 3,000,000 shares of common stock of the Company, $0.0001 par value per share, to be available for grants under the plan;

4.	To consider and approve an advisory (non-binding) resolution regarding the compensation of the Company’s named executive officers;

5.	To consider and act upon an advisory (non-binding) vote on the frequency at which the Company should include an advisory vote regarding the compensation of our named executive officers in its future proxy statements for stockholder consideration; and

6.	To transact such other business as may properly come before the Meeting or any adjournment thereof.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIAL FOR THE ANNUAL MEETING TO BE HELD ON TUESDAY, JUNE 9, 2015

Copies of the Company’s Annual Report containing audited financial statements of the Company for the year ended December 31, 2014, are being mailed together with this proxy statement to all stockholders entitled to vote at the Meeting.

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OUTSTANDING SHARES AND VOTING RIGHTS

Only holders of record of shares of Common Stock and the Preferred Stock as of the close of business on April 20, 2015 (the “Record Date”) are entitled to vote at the Meeting. On the Record Date, there were 27,241,040 shares of Common Stock and 18,392,394 shares of Preferred Stock outstanding and entitled to be voted at the Meeting. As of the Record Date, there were approximately 51 holders of record of the Company’s Common Stock and 165 holders of record of the Preferred Stock. Each outstanding share of Common Stock as of the Record Date is entitled to one (1) vote and each outstanding share of the Preferred stock is entitled to one (1) vote, which is equal to the number of whole shares of Common Stock into which the shares of Preferred Stock held by such holder are convertible as of the Record Date on all matters to be acted upon at the Meeting. For Proposals 2, 3, 4 and 5, the holders of the Company’s Common Stock and Preferred Stock vote together as a single class. For Proposal 1, the holders of the Company’s Common Stock and Preferred stock vote as separate classes, as follows; the holders of the issued and outstanding Preferred Stock are entitled to elect one (1) director of the Company and the holders of the issued and outstanding Common Stock are entitled to elect six (6) directors of the Company. A complete list of stockholders of record entitled to vote at the Meeting will be available for inspection by any stockholder for any purpose germane to the Meeting for ten (10) days prior to the Meeting during ordinary business hours at the Company’s headquarters located at 50 Park Place, Newark, New Jersey 07102.

Many of the Company’s stockholders hold their shares through a stock brokerage account, bank or other nominee, rather than directly in their own name. There are some distinctions between shares held as a holder of record and those beneficially owned. If any of your shares are registered directly in your name with the Company’s transfer agent, Philadelphia Stock Transfer, Inc., you are considered, with respect to those shares, the holder of record, and these proxy materials have been sent directly to you. As the holder of record, you have the right to grant your voting proxy directly to the persons named on the enclosed proxy card(s) or to vote in person at the Meeting. As appropriate, the Company has enclosed with the proxy materials a Common Stock proxy card and/or a Preferred Stock proxy card, depending on the holdings of the stockholder to whom proxy materials are mailed. Stockholders who receive both a proxy card for Common Stock and a proxy card for Preferred Stock must sign and return both proxy cards in accordance with their respective instructions with respect to both Common Stock and Preferred Stock in order to ensure the voting of the shares of each type of securities owned. If any of your shares are held in a stock brokerage account or by a bank or other nominee, you are considered, with respect to those shares, the beneficial owner of shares held in “street name,” and these proxy materials are being forwarded to you by your broker or nominee who is considered, with respect to those shares, the holder of record. As the beneficial owner, you have the right to direct your broker or nominee how to vote and are also invited to attend the Meeting. However, since you are not the holder of record, you may not vote these shares in person at the Meeting. Your broker or nominee has enclosed a voting instruction card with this proxy statement for you to use in directing the broker or nominee how to vote your shares. Shares held in street name may be voted in person by you only if you obtain a signed proxy from the holder of record giving you the right to vote the shares.

Attendance at the Meeting is generally limited to our stockholders and their authorized representatives. All stockholders must bring an acceptable form of identification, such as a driver’s license, in order to attend the Meeting in person. In addition, if you hold shares in “street name” and would like to attend the Meeting, you will need to bring an account statement or other acceptable evidence of ownership of shares as of the close of business on the Record Date for the Meeting. However, those who hold shares in “street name” cannot vote their shares at the Meeting without a legal proxy.

Shares of Common Stock and Preferred Stock represented by proxies that are properly executed, duly returned and not revoked will be voted in accordance with the instructions contained therein. If you give your proxy but do not include specific instructions on how to vote, the individuals named as proxies will vote your shares as follows:

•	FOR the election of the board of directors’ nominees for director;

•	FOR the ratification of the appointment of Friedman LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2015;

•	FOR the Amendment No. 1 of the Company’s 2013 Equity Incentive Plan to provide for an additional 3,000,000 shares of Common Stock under the Company’s 2013 Equity Incentive Plan;

•	FOR the approval of the advisory (non-binding) resolution regarding the compensation of our named executive officers; and

•	FOR a one-year vote on the frequency at which the Company should include an advisory vote regarding the compensation of our named executive officers in its future proxy statements.

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If other matters are properly presented at the Meeting, the individuals named as proxies will have the discretion to vote on those matters for you in accordance with their best judgment. However, our Secretary has not received timely and proper notice from any stockholder of any other matter to be presented at the Meeting. Any stockholder giving a proxy has the power to revoke such proxy at any time before it is voted by (i) submission of another instrument or transmission revoking it or a properly created proxy bearing a later date with or transmitted to the Secretary or another person or persons appointed by the Company to count the votes of the stockholders and determine the validity of proxies and ballots, or (ii) voting in person, or by persons designated by such stockholder to act as a proxy or proxies at the Meeting. Attendance at the Meeting will not in and of itself constitute a revocation of a proxy. Any written notice revoking a proxy should be sent to: Robert Weinstein, Secretary, Neurotrope, Inc., 50 Park Place, Newark, New Jersey 07102. A return envelope, which requires no postage, if mailed in the United States, is enclosed herewith for your convenience. Comments on proxies will be transcribed and provided to the Secretary with the name and address of the stockholder.

A quorum is required for the Company’s stockholders to conduct business at the Meeting. The presence at the Meeting, in person or by proxy, regardless of whether the proxy has authority to vote on all matters, of the holders of a majority of the shares entitled to vote at the Meeting will constitute a quorum, permitting us to conduct the business of the Meeting. For Proposal 1, however, the presence at the Meeting, in person or by proxy, of the holders of a majority of the outstanding shares of the class or series entitled to elect such director shall constitute a quorum for the purpose of electing such director. Please carefully consider the information contained in this proxy statement and, whether or not you plan to attend the Meeting, submit your vote promptly so that we can be assured of having a quorum present at the Meeting and so that your shares may be voted in accordance with your wishes even if you later decide not to attend.

For Proposal 1, directors are elected by a plurality of the votes cast by holders of shares entitled to vote thereon at the Meeting (in person or by proxy). Only shares that are voted in favor of a particular nominee will be counted toward such nominee’s achievement of a plurality. Shares present at the Meeting that are not voted for a particular nominee or shares present by proxy where the stockholder properly withheld authority to vote for such nominee (including broker non-votes, see below) will not be counted toward such nominee’s achievement of a plurality, but will be counted for quorum purposes. The affirmative vote of a majority of the votes cast by holders of shares entitled to vote thereon at the Meeting (in person or by proxy) is required for ratification of Proposals 2, 3, 4 and 5. See below for a discussion of the effect of abstentions and broker non-votes.

A broker non-vote occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal, usually because the nominee has not received voting instructions from the beneficial owner in a timely fashion and does not have discretionary voting power with respect to that matter because it is considered non-routine. Under the current rules of the New York Stock Exchange, brokers have discretionary authority with respect to the ratification of the appointment Friedman LLP as the Company’s independent registered public accounting firm for the 2015 fiscal year, and may therefore vote your shares with respect to such proposal if such broker does not receive instructions from you. However, brokers or other nominees may not exercise discretionary voting power with respect to any of the other matters to be considered at the Meeting, as each of such other matters are considered to be non-routine. Therefore, if a broker or other nominee has not received voting instructions from the beneficial owner with respect to the election of directors or other non-routine matters, such nominee cannot vote the relevant shares on the proposal(s) for which no voting instructions have been received. As a result, it is important that you provide appropriate instructions to your brokerage firm with respect to your vote.

Effect of Abstentions and Broker Non-Votes: If your shares are treated as an abstention or broker non-vote, your shares will be included in the number of shares represented for purposes of determining whether a quorum is present. However, abstentions and broker non-votes will not be considered in determining the number of votes cast on a particular matter. Therefore, with respect to any matter requiring the approval of the affirmative vote of a majority of the votes cast by holders of shares present in person or represented by proxy, abstentions and broker non-votes will be excluded when calculating the number of votes cast on the matter.

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PROPOSAL 1
ELECTION OF DIRECTORS

General

The Company’s by-laws provide that the Board of Directors (the “Board of Directors” or the “Board”) shall consist of up to eleven members but shall not be less than one member. The number of directors constituting the Board of Directors, as determined by the Board, is currently fixed at seven, and at present, there are seven directors serving on the Board. At the Meeting, the holders of Common Stock will be asked to vote for the election of six nominees to serve on the Board of Directors until the next annual meeting of stockholders and until their respective successors are elected and qualified. Further, at the Meeting, the Preferred Stock holders of the Company will be asked to vote for the election of one nominee to serve on the Board of Directors until the next annual meeting of stockholders and until their respective successors are elected and qualified.

If a proxy is properly executed but does not contain voting instructions, it will be voted “FOR” the election of each of the nominees named below as a director of the Company. Proxies cannot be voted for a greater number of persons than seven. Management has no reason to believe that any of the nominees named below will not be a candidate or will be unable to serve as a director.

Director Nominees, Current Directors and Executive Officers of the Company

The authorized number of directors to constitute our Board of Directors is seven. Executive officers are appointed by the Board of Directors and serve at its pleasure. Set forth below are the names, ages and descriptions of the backgrounds, as of April 20, 2015, of each of the director nominees, current directors and executive officers of the Company.

Name	Age	Position	Date Named to Board of Directors or as Executive Officer

John H. Abeles(1)	70	Director	August 23, 2013

Larry D. Altstiel(1)	65	Director	September 12, 2014

Paul E. Freiman(1)	80	Director and Chairman of the Board	October 18, 2013

James Gottlieb(1)	67	Director	December 10, 2013

Jay M. Haft(2)	79	Director	August 23, 2013

Charles S. Ramat(1)	64	Director, President, and Chief Executive Officer	June 13, 2014

William S. Singer(1)	74	Director; Vice-Chairman of the Board	August 23, 2013

Robert Weinstein	55	Executive Vice President, Chief Financial Officer, Secretary and Treasurer	August 23, 2013

(1) Common Stock director nominee

(2) Preferred Stock director nominee

Our Board of Directors is currently comprised of seven members: Mr. Haft, who is the Preferred Stock nominee; Messrs. Abeles and Altstiel, who are the Abeles Designees (as defined below); Messrs. Singer and Gottlieb, who are the NRV Designees (as defined below); and Mr. Freiman and Mr. Ramat who are nominated by the Board. See “Director Nominations” below.

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The principal occupation and business experience during the past five years for our executive officers and directors is as follows:

Dr. John H. Abeles, 70, who serves on our Nominating and Corporate Governance Committee, was first elected to the Board on August 23, 2013. Until June 13, 2014, Dr. Abeles served as Chairman of the Board of Directors. Dr. Abeles is the President and founder of MedVest, Inc., which has provided consulting services to health care and high technology companies since 1980. He is also the Managing Member of Dalyda Finance LLC, a family company engaging promising artistic and performing talent.

Dr. Abeles practiced Medicine in London, before joining the pharmaceutical industry as a Senior Medical Executive, with Sterling Drug, Pfizer Inc. and Revlon Health Care. From 1975 until 1980, he was a Wall Street healthcare analyst with Kidder Peabody.

Since March 1992, Dr. Abeles has been the Founder, Sole Investor and General Partner of Northlea Partners LLLP, a private venture capital and private capital family office headquartered in Boca Raton, Florida.

Since 1998, he has served as the Chairman of UniMedica Inc., a web-enabled medical school education consulting and publishing firm, and as Assistant Professor of Clinical Pharmacology and Therapeutics at the International University of Health Sciences. He has served as a Director of Higuchi Bio-Science Institute, University of Kansas since 1997, and as a Director of the College of Chemistry Advisory Board at the University of California at Berkeley since 2001. Further, since 2004, Dr. Abeles has served as a director of Medite Cancer Diagnostics, Inc. since May of 1999.

Dr. Abeles received his medical degree as well as a degree in pharmacology from the University of Birmingham, England. He is a Fellow of the Royal Society of Medicine, London. The Board of Directors believes Dr. Abeles is qualified to serve as a director of the Company due to his experience on many boards, both past and present, providing him with a unique perspective to counsel emerging companies on their strategic planning functions, capital raising activities, and operational effectiveness, as well as well as his insight into the challenges faced by emerging growth companies, stemming from his years of experience providing consulting services to healthcare and high technology companies, as well as his extensive medical and pharmaceutical experience.

Dr. Larry D. Altstiel, 65, who serves as Chairman of our Nominating and Corporate Governance Committee, and as a member of our Audit Committee and Compensation Committee, was first elected to the Board on September 12, 2014. He has been the Chief Executive Officer of Provectra Therapeutics, Inc., an early-stage biotechnology company developing novel gene therapy for neurodegenerative diseases, since February 2013. He also serves as a member of our Scientific Advisory Board. From 2007 to 2013, Dr. Altstiel was Vice President Neuroscience Clinical Development, Neuroscience Therapeutic Area Clinical Lead, at Pfizer Inc. Dr. Altstiel's other positions included Senior Vice President, Head of Global Clinical Development, at Schwarz Biosciences, Inc.; Vice President for Research Operations at Eisai Medical Research Inc. and Schering-Plough; and Senior Clinical Research Physician and Group Leader for Neurodegenerative Diseases Clinical and Discovery Research for Alzheimer's Disease, Parkinson's Disease and Stroke at Eli Lilly and Company. Dr. Altstiel also has extensive experience in the fields of psychiatry and neurology from Mount Sinai School of Medicine, Columbia Presbyterian Medical Center and Hospital and The Bronx Veteran's Administration Medical Center. The Board of Directors believes Dr. Altstiel is qualified to serve as a director of the Company due to his prior and current senior management experience in the global and biotechnology sectors of the pharmaceutical industry, as well as his breadth of experience in the development and marketing of specialty pharmaceuticals.

Paul E. Freiman, 80, retired, was first elected to the Board on October 18, 2013. On June 13, 2014, he was appointed Co-Chairman of the Board of Directors. On July 16, 2014, the Board appointed Mr. Freiman to serve as Co-Chief Executive Officer, on an interim basis, of the Company and of Neurotrope BioScience Inc., a wholly owned consolidated operating subsidiary of the Company. On September 12, 2014, Mr. Paul E. Freiman’s appointment as interim Co-Chief Executive Officer terminated and he became the sole Chairman of the Board. Mr. Freiman has extensive pharmaceutical and biotechnology industry operating experience as a board member and Chief Executive Officer of private and publicly-traded companies. Mr. Freiman also currently serves as an independent pharmaceutical and biotechnology industry consultant. He serves as Chairman of Chronix BioMedical, Inc. Since May 2002, he has also been a member of the Board of Directors of NovaBay Pharmaceuticals, Inc. In the past, Mr. Freiman served on the boards of Otsuka America, Inc., and several biotechnology companies based in the United States and Singapore. Prior to his current consulting and board member roles, Mr. Freiman was a partner of Burrill Brasil Investimentos based in Rio de Janiero, Brazil. He also served as President and Chief Executive Officer of Neurobiological Technologies, Inc., as well as a member of its Board of Directors.

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Mr. Freiman also served as Chairman and Chief Executive Officer of Syntex Corporation, which was sold to The Roche Group during his tenure. He was involved with the marketing of Syntex’s lead product, Naprosyn® and was responsible for moving the product to over-the-counter status, marketed as Aleve®.

Mr. Freiman served on the Board of the Pharmaceutical Research and Manufacturers Association of America (PhRMA) and was its Chairman. He served on a number of industry task forces both domestically and internationally. He also served as Chairman of the University of California (UCSF) Foundation, The United Way of Silicon Valley and a number of not-for-profit organizations over the years.

Mr. Freiman received a B.S. in pharmacy from Fordham University and an honorary doctorate from the Arnold & Marie Schwartz College of Pharmacy. The Board of Directors believes Mr. Freiman is qualified to serve as a director of the Company due to his significant experience in the pharmaceutical and biotechnology industries, particularly stemming from his years of experience as a board member and Chief Executive Officer of private and publically-traded companies.

James Gottlieb, 67, who serves as Chairman of our Compensation Committee, and as a member of our Audit Committee and Compensation Committee, was first elected to the Board on December 10, 2013.

Since 2010 to the present, Mr. Gottlieb has been a partner with Capitol Counsel LLC, where he leads the commerce team. His clients include entities representing a broad range of industries, including healthcare, aviation, telecommunications, e-commerce, oversight and investigations and mergers & acquisitions. Prior to joining Capitol Counsel LLC and based upon his in-depth experience in legislation, oversight and investigations (including with the FDA) and political roles on Capitol Hill, and foundation management, consulting and strategic advisory roles outside of government, Mr. Gottlieb formed Gottlieb Strategic Consulting, a government affairs firm.

In 1977, Mr. Gottlieb served as the chief of staff for Representative Ted Weiss (D-NY) and later the Subcommittee on Human Resources & Government Relations of the House Committee on Government Operations (now Committee on Oversight & Government Reform) from 1983 to 1992, where he directed a wide range of oversight investigation and legislation in health, education, and veterans’ matters. Mr. Gottlieb served as Senator Jay Rockefeller’s chief counsel and staff director for the Senate Committee on Veterans Affairs from 1992-2003. He also served as Senator Rockefeller’s Chief-of-Staff and was responsible for the Senator’s legislative community, economic development and political operations.

Mr. Gottlieb then served as chief management consultant to BRNI as a strategic policy and advocacy advisor and managed the restructuring of this multi-million dollar medical research facility for the study of brain disorders and continued to serve as legal counsel and policy advisor to Senator Rockefeller, BRNI’s Chairman, from 2003 to 2005. He serves as a Board of Directors member of BRNI and serves as Treasurer of Friends of Jay Rockefeller.

Mr. Gottlieb received a B.A. in Business Administration from Michigan State University in 1969, a Master of Education from New York University in 1970 and a law degree from New York Law School in 1974. The Board of Directors believes Mr. Gottlieb is qualified to serve as a director of the Company due to his legislative, oversight and policy experience regarding healthcare and regulatory matters, as well as his position as a board member of BRNI.

Jay M. Haft, 79, who serves as Chairman of our Audit Committee, and as a member of our Compensation Committee and Nominating and Corporate Governance Committee, was first elected to the Board on August 23, 2013. Since 2005 to the present, Mr. Haft has been a partner of Columbus Nova, a private investment arm of the Renova Group. Mr. Haft served as Chairman of the Board of Directors of DUSA Pharmaceuticals, Inc., a publicly-traded pharmaceutical company, from 2008 until December 2012, when the company merged with an affiliate of Sun Pharmaceutical Industries, Inc. From 1989 to 1994 he was a senior corporate partner of the law firm of Parker, Duryee, Rosoff and Haft, and was of counsel to that firm from 1994 until 2002. He is currently of counsel to the law firm of Reed Smith LLP. Mr. Haft has served on approximately 30 corporate boards, including his tenure as Chairman of the Executive Committee of Emerson Radio Corporation. He is also active in the non-profit sector as well, particularly in the areas of education and art. Mr. Haft earned his Bachelor’s degree and graduated Phi Beta Kappa from Yale University and earned his law degree from Yale Law School. The Board of Directors believes Mr. Haft is qualified to serve as a director of the Company due to his wealth of knowledge and insight into the challenges faced by emerging growth companies, including successful companies in the medical device field, as well as his expertise in counseling companies on strategic matters.

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Charles S. Ramat, 64, our President and Chief Executive Officer, was first elected to the Board as Co-Chairman of the Board on June 13, 2014. On July 16, 2014, the Board appointed him to serve as Co-Chief Executive Officer, on an interim basis, of the Company and of Neurotrope BioScience. On September 12, 2014, Mr. Ramat’s appointment as interim Co-Chief Executive Officer terminated and he was appointed as our sole President and Chief Executive Officer. Additionally, on September 12, 2014, Mr. Ramat’s appointment as Co-Chairman of the Company’s Board of Directors terminated. Mr. Ramat remains a member of the Board. Mr. Ramat, a self-employed consultant, is currently a private investor and has extensive operational and general business experience in several industries including: biotechnology, medical devices, commercial finance, real estate and mobile communications. Until December 2013, Mr. Ramat was a principal investor and consultant to Continental Home Loans, the third largest FHA mortgage originator in New York State, with operations in 22 states and with annual originations and servicing portfolio both in excess of $1 billion. Since 2006, he has developed land, principally 1,000 acres of private gated communities, with a strong emphasis on environmentally friendly practices, in upstate New York. From 2002 to 2005, Mr. Ramat was the President and Chief Executive Officer of Kushner Companies, managing 25,000 apartment units and a commercial portfolio exceeding five million square feet.

From 1988 to 2002, Mr. Ramat was Chairman and Chief Executive Officer of Aris Industries, Inc., a publicly-traded apparel maker. Aris owned and licensed several major apparel brands and Mr. Ramat was active in the Company’s branding effort both domestically and internationally. During this tenure, annual sales rose from under $50 million to more than $400 million. Prior to 1988, Mr. Ramat had acquired various luxury residential buildings in Manhattan where he executed co-op conversions resulting in over $100 million in sales. Also, he was a principal in United Restaurant Corporation which held significant national restaurant franchise rights and a Vice President at Landall Corporation, a publicly-traded real estate development company.

Mr. Ramat has served on various business company boards, philanthropies and trade organizations. Mr. Ramat graduated cum laude with a B.A. from Yeshiva University and earned a Juris Doctor degree from Columbia Law School. The Board of Directors believes Mr. Ramat is qualified to serve as a director of the Company due to his extensive senior management experience, as well as his broad general business experience.

William S. Singer, 74, was first elected to the Board of Directors on August 23, 2013 and has served as Vice-Chairman of the Board of Directors since that date. Mr. Singer serves as President of Blanchette Rockefeller Neurosciences Institute (“BRNI”) and is also on its board of directors. He was a partner in the Chicago office of the law firm of Kirkland & Ellis LLP from 1980 until 2006 and has been of counsel to that firm since that time, concentrating his practice on corporate, real estate, and legislative matters. Since 2006, he also has been the sole proprietor of Singer Consulting LLC, which advises clients on federal legislation. He has been listed in Crain’s Who’s Who in Chicago Business in the 2000, 2001, 2002, 2003, and 2004 editions.

Mr. Singer has been prominently active in Chicago public service, serving as an Alderman for several years and as a candidate for Mayoral office. The Board of Directors believes that Mr. Singer is qualified to serve as a director of the Company because his extensive experience as President of BRNI and his legal and strategic capabilities.

Robert Weinstein, 55, has served as Chief Financial Officer, Secretary and Treasurer since August 23, 2013 and Executive Vice President since October 1, 2013 pursuant to his employment agreement. Mr. Weinstein joined the Company in June 2013 as its acting Chief Financial Officer. He has extensive accounting and finance experience, spanning more than 25 years, as a public accountant, investment banker, healthcare private equity fund principal and chief financial officer.

Since September 2011, Mr. Weinstein has been an independent consultant for several healthcare companies in the pharmaceutical and biotechnology industries. From March 2010 to August 2011, he was the Chief Financial Officer of Green Energy Management Services Holdings, Inc., a publicly-traded energy consulting company. From August 2007 to February 2010, Mr. Weinstein served as Chief Financial Officer of Xcorporeal, Inc., a publicly-traded, development-stage medical device company which was sold in March 2010 to Fresenius Medical USA, the largest provider of dialysis equipment and services worldwide.

Mr. Weinstein received his MBA degree in finance and international business from the University of Chicago Graduate School of Business, is a Certified Public Accountant (inactive), and received his BS degree in accounting from the State University of New York at Albany.

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Other Key Personnel and Advisors

Warren Wasiewski, 63, has served as the Executive Vice President, Development and Chief Medical Officer of Neurotrope BioScience since November 1, 2014. Dr. Wasiewski is a physician scientist and a Fellow of the American Academy of Pediatrics. From 2012 through 2014, he served as the Vice President of Clinical Development for Neurology at Alexion Pharmaceuticals. From 2011 to 2012, Dr. Wasiewski was an Associate Professor of Neurology at the Penn State Children’s Hospital. He also was the Vice President of Clinical Development and Chief Medical Officer for InfaCare Pharmaceutical Corporation from 2009 to 2011, where he lead and oversaw all clinical and operational components of a Phase IIb study in infants for the treatment of jaundice in high risk infants. Dr. Wasiewski also served as the Chief Medical Officer of Neurobiological Technologies, Inc. from 2007 to 2009, where he oversaw medical, clinical operations, commercial and regulatory affairs. Dr. Wasiewski attained an Associate Degree in Biology from Nassau Community College, a Bachelor’s Degree in Biology from Rutgers College, a Master’s Degree in Biochemistry from the State University of New York Downstate Medical Center and a Doctor of Medicine degree from State University of New York at Buffalo. He completed his residency at the Children’s Hospital in Buffalo, New York in 1984 and a fellowship in pediatric neurology at the Texas Children’s Hospital at Baylor College of Medicine in Houston, Texas in 1987.

Dr. Daniel Alkon, 72, has been the Chief Scientific Officer of the Company and an advisor to Neurotrope BioScience since its formation. Dr. Alkon has been the founding Scientific Director of BRNI since 1999. He received his undergraduate degree in chemistry in 1965 at the University of Pennsylvania. After earning his M.D. at Cornell University and finishing an internship in medicine at the Mount Sinai Hospital in New York, he joined the staff of the National Institutes of Health where during his 30 year career he became a Medical Director in the U.S. Public Health Service at the NINDS and Chief of the Laboratory of Adaptive Systems. Dr. Alkon occupies the Toyota Chair in Neuroscience at BRNI. In this position, he and his team conduct multidisciplinary research on the molecular and biophysical mechanisms of memory and memory dysfunction in psychiatric and neurological disorders, particularly AD. He is also a Professor at BRNI and a Professor of Neurology at West Virginia University. Dr. Alkon is not an employee of Neurotrope BioScience.

Ira Weisberg, 66, has been the Vice President, Commercial Operations of Neurotrope BioScience since January 16, 2014. Mr. Weisberg is an accomplished pharmaceuticals and biotech executive with over 35 years in business and corporate development experience managing companies, fund raising, product development, sales and distribution channels, compliance, regulatory, managed care, reimbursement systems, licensing, and other corporate and business development transactions in both the U.S. and international markets. Mr. Weisberg worked in both large pharmaceutical companies including American Home Products, Cooper Laboratories and emerging pharmaceutical and biotech companies including Interferon Sciences and LifeCycle Pharma. He has led or been involved with corporate partnering, mergers and acquisitions, new venture formation and financing within a number of therapeutic areas such as cancer and cardiovascular medicine. Mr. Weisberg was President and CEO of AlphaVax, an emerging cancer vaccine development company. He has also led product launches in the pharmaceutical, biopharmaceutical and biotechnology sectors, including managing the Critical Care business for Aventis Behring.

Mr. Weisberg earned his B.S. in Microbiology at St. John’s University.

David Crockford, 70, has been the Vice President, Regulatory Affairs of Neurotrope BioScience since January 1, 2014. Mr. Crockford has more than 30 years of professional experience in the biotechnology and pharmaceutical industries. From March 2005 to December 31, 2013, Mr. Crockford was the Vice President of Clinical and Regulatory Affairs of RegeneRX Biopharmaceuticals, Inc. There, he led the development and obtained marketing approval of 18 drug products, 17 immunodiagnostic tests, and an intraoperative medical device. Mr. Crockford has organized, presented and led discussions in many face-to-face meetings and teleconferences with a variety of Divisions and Centers (CBER, CDER and CDRH) at the FDA. He provided the regulatory strategy and direction and led the clinical development of a regenerative peptide for the treatment of patients with certain ailments including neurodegenerative diseases.

Mr. Crockford is the author of a number of articles and sole inventor/co-inventor of approximately twenty patents and applications disclosing compositions, methods of drug use and delivery. He earned a Bachelor of Arts degree in biology from Boston University’s College of Arts and Sciences and completed seminars in clinical chemistry, sponsored by Princeton University/Princeton Hospital, and reproductive medicine at Wayne State’s Mott Center for Human Growth and Development and UCLA Medical School.

There are no family relationships among any of the director nominees, current directors or executive officers of the Company.

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Board of Directors

Our Board of Directors is authorized to consist of seven members and currently consists of seven members. A majority of the authorized number of directors constitutes a quorum of the Board of Directors for the transaction of business. The directors must be present at the meeting to constitute a quorum. However, any action required or permitted to be taken by the Board of Directors may be taken without a meeting if all members of the Board of Directors individually or collectively consent in writing to the action.

Management has been delegated the responsibility for meeting defined corporate objectives, implementing approved strategic and operating plans, carrying on the Company’s business in the ordinary course, managing cash flow, evaluating new business opportunities, recruiting staff and complying with applicable regulatory requirements. The Board of Directors exercises its supervision over management by reviewing and approving long-term strategic, business and capital plans, material contracts and business transactions, and all debt and equity financing transactions and stock issuances.

Director Independence

We are not currently subject to listing requirements of any national securities exchange or inter-dealer quotation system which has requirements that a majority of the board of directors be “independent” and, as a result, we are not at this time required to have our Board of Directors comprised of a majority of “independent directors.” Nevertheless, our Board of Directors has determined that each of Messrs. Abeles, Altstiel, Gottlieb and Haft are “independent” under the applicable federal securities laws and regulations and the rules of the NASDAQ Stock Market.

Board Committees and Meetings

Our Board of Directors has established three committees:

•	The Audit Committee consists of Mr. Haft, as Chairman, Dr. Altstiel and Mr. Gottlieb.

•	The Compensation Committee consists of Mr. Gottlieb, as Chairman, Dr. Altstiel and Mr. Haft.

•	The Nominating and Corporate Governance Committee consists of Dr. Altstiel, as Chairman, Dr. Abeles, Mr. Gottlieb and Mr. Haft.

Each of the Committees has a written charter adopted by the Board of Directors; a current copy of each such charter is available to security holders on our web site, www.neurotropebioscience.com.

It has been the policy of the Board to hold at least four regularly scheduled meetings per year. In addition, the Board holds special meetings whenever requested by the Chairman of the Board, the Chief Executive Officer, the President or any director. During 2014, the Board of Directors held ten meetings, and took action by unanimous written consent in lieu of a meeting zero times. During 2014, each director attended at least 75% of the aggregate of (i) the total number of meetings of the Board of Directors (held during the period for which he or she has been a director); and (ii) the total number of meetings held by all committees of the Board on which he or she served (during the periods that he or she served).

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee assists the Board in (i) identifying qualified individuals to become directors, (ii) determining the composition of the Board and its committees, (iii) developing succession plans for executive officers, (iv) monitoring a process to assess Board effectiveness, and (v) developing and implementing the Company’s corporate governance procedures and policies.

The Nominating and Corporate Governance Committee was established on December 11, 2013, and held one meeting in 2014. The Board has determined that each member of the Nominating and Corporate Governance Committee is an independent director in accordance with the rules of The NASDAQ Stock Market and applicable federal securities laws and regulations.

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The Nominating and Corporate Governance Committee considers any timely submitted and qualified director candidates recommended by any security holder entitled to vote in an election of Directors. To date no security holders have made any such recommendations.

Pursuant to our by-laws, nominations of persons for election to the Board of Directors at an annual meeting or at any special meeting of stockholders for the purpose of electing directors may be made by or at the direction of the Board of Directors, by any nominating committee or person appointed for such purpose by the Board of Directors, or by any stockholder of record entitled to vote for the election of directors at the meeting who complies with the following notice procedures. Such nominations, other than those made by, or at the direction of, or under the authority of the Board of Directors, shall be made pursuant to timely notice in writing to the Secretary of the Company by a stockholder of record at such time. To be timely, a stockholder’s notice must be delivered to or mailed and received at the principal executive offices of the Company (a) in the case of an annual meeting, not less than 90 nor more than 120 days prior to the one-year anniversary of the date of the annual meeting of the previous year; provided, however, that if the annual meeting is called for a date that is not within 30 days before or after such anniversary date, notice by the stockholder in order to be timely must be so received not earlier than 120 days prior to such annual meeting and not later than the close of business on the tenth day following the day on which notice of the date of the annual meeting was mailed or public disclosure of the date of the annual meeting was made, whichever first occurs; and (b) in the case of a special meeting of stockholders for the purpose of electing directors, not earlier than 120 days prior to such special meeting and not later than the close of business on the tenth day following the day on which notice of the date of the special meeting was mailed or public disclosure of the date of the special meeting was made, whichever first occurs. Such stockholder’s notice to the Secretary must set forth (a) as to each person whom the stockholder proposes to nominate for election or re-election as a director, (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class and number of shares of capital stock of the Company, if any, which are beneficially owned by the person and (iv) any other information relating to the person that is required to be disclosed in solicitations for proxies for election of directors pursuant to Regulation 14A under the Exchange Act or other applicable law; and (b) as to the stockholder giving the notice (i) the name and record address of the stockholder and (ii) the class and number of shares of capital stock of the Company which are beneficially owned by the stockholder. The chairman of the meeting may, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the foregoing procedures, and the defective nomination will be disregarded. See “Director Nominations” below for more information.

Audit Committee

The Audit Committee (a) assists the Board of Directors in fulfilling its oversight of: (i) the quality and integrity of the Company’s financial statements; (ii) the Company’s compliance with legal and regulatory requirements relating to the Company’s financial statements and related disclosures; (iii) the qualifications and independence of the Company’s independent auditors; and (iv) the performance of the Company’s independent auditors; and (b) prepares any reports that the rules of the SEC require be included in the Company’s annual proxy statement.

The Audit Committee was established on December 11, 2013, and held four meetings in 2014. The Board has determined that each member of the Audit Committee is an independent director in accordance with the rules of The NASDAQ Stock Market and applicable federal securities laws and regulations. In addition, the Board has determined that Jay M. Haft is an “audit committee financial expert” within the meaning of Item 407(d)(5) of Regulation S-K and has designated him to fill that role. Mr. Haft has held various positions in which he was responsible for receiving financial information relating to such entities. He has, or has developed, an understanding of financial statements generally and how those statements are used to assess the financial position of a company and its operating results. Mr. Haft also has a significant understanding of the business in which the Company is engaged in and has an appreciation for the relevant accounting principles for the business of the Company. See “Director Nominees, Current Directors and Executive Officers of the Company” above for descriptions of the relevant education and experience of each member of the Audit Committee.

At no time since the commencement of the Company’s most recently completed fiscal year was a recommendation of the Audit Committee to nominate or compensate an external auditor not adopted by the Board of Directors.

The Audit Committee is responsible for the oversight of the Company’s financial reporting process on behalf of the Board of Directors and such other matters as specified in the Committee’s charter or as directed by the Board. Our Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the work of any registered public accounting firm engaged by us for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for us (or to nominate the independent registered public accounting firm for stockholder approval), and each such registered public accounting firm must report directly to the Audit Committee. Our Audit Committee must approve in advance all audit, review and attest services and all non-audit services (including, in each case, the engagement and terms thereof) to be performed by our independent auditors, in accordance with applicable laws, rules and regulations.

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Compensation Committee

The Compensation Committee (i) assists the Board of Directors in discharging its responsibilities with respect to compensation of the Company’s executive officers and directors, (ii) evaluates the performance of the executive officers of the Company, and (iii) administers the Company’s stock and incentive compensation plans and recommends changes in such plans to the Board as needed.

The Compensation Committee was established on December 11, 2013, and held 2 meetings in 2014. The Board of Directors has determined that each member of the Compensation Committee is an independent director in accordance with the rules of The NASDAQ Stock Market and applicable federal securities laws and regulations.

Code of Ethics

We have adopted a Code of Ethics and Business Conduct (“Code of Ethics”) applicable to all of our employees, officers and directors (including our principal executive officer, principal financial officer and principal accounting officer) that complies with SEC regulations. The Code of Ethics is available free of charge on our website at www.neurotropebioscience.com and is attached as Exhibit 14.1 to our annual report on Form 10-K filed with the SEC on April 15, 2014 and incorporated by reference herein.

We intend to timely disclose any amendments to, or waivers from, our code of ethics and business conduct that are required to be publicly disclosed pursuant to rules of the SEC and any securities exchange on which our shares may be listed by filing such amendment or waiver with the SEC.

Director Nominations

Directors are elected to serve until the next annual meeting of stockholders and until their successors are elected and qualified. Directors are elected by a plurality of the votes cast at the annual meeting of stockholders and hold office until the expiration of the term for which he or she was elected and until a successor has been elected and qualified.

The authorized number of directors to constitute our Board of Directors is seven. Pursuant to the terms of the Merger Agreement (as defined below), the Company’s Board of Directors, as of the date of the closing of the Merger consisted of five (5) members, of whom four (4) members were designated by the controlling stockholders of Neurotrope BioScience prior to the Merger and one (1) other member who was independent (as defined in applicable SEC rules and the rules of The Nasdaq Stock Market). Pursuant to the Merger Agreement, the size of the Board of Directors was increased to seven (7) members, including two additional independent directors, one of whom, Paul Freiman, was nominated by Hannah Rose Holdings, LLC (the “HRH Designee”). Pursuant to the Voting Agreement (as defined in Certain Relationships and Related Transactions—Voting Agreement), NRV, James New, Northlea Partners LLLP, and Dan Alkon agreed to vote all of the common stock that each beneficially owned in favor of electing the HRH Designee. For the avoidance of doubt, NRV, Northlea Partners LLLP, James New and Dan Alkon agreed to vote their common stock in favor of electing the HRH Designee only at the time of such individual’s initial appointment to the Company’s Board of Directors, and nothing obligated NRV, Northlea Partners LLLP, James New or Dan Alkon to vote in favor of the election of any other individual as an HRH Designee or in favor of the continuing service of the HRH Designee once elected to the Board. See “Certain Relationships and Related Transactions—Voting Agreement” below.

Currently, the holders of issued and outstanding common stock, exclusively and as a separate class, are entitled to elect six (6) directors of the Company, and pursuant to the Certificate of Designations, Preferences and Rights of the Preferred Stock, the holders of record of the shares of issued and outstanding Preferred Stock, exclusively and as a separate class, are entitled to elect one director of the Company. Pursuant to the Common Stockholder’s Agreement (as defined below) and the Voting Agreement, the following five persons are nominated and elected to the Company’s Board of Directors: (i) two (2) representatives designated by NRV (each, an “NRV Designee”); (ii) two (2) representatives designated by the holders of a majority in interest of the shares of common stock held by James New and Northlea Partners LLLP (each, an “Abeles Designee”); and (iii) one (1) independent representative designated by the Board of the Company (the “Neurotrope Designee”). See “Certain Relationships and Related Transactions—Common Stockholders’ Agreement” below.

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Stockholder Nominations of Directors

Stockholders may nominate persons for election to our board of directors at a meeting of stockholders in the manner provided in our By-laws, which include a requirement to comply with certain notice procedures. Nominations shall be made pursuant to written notice addressed to our principal executive offices set forth on page 1 of this proxy statement, and for the Annual Meeting of Stockholders in 2016, must be received not less than ninety (90) days nor more than one hundred twenty (120) days prior to the anniversary date of the 2015 Annual Meeting of Stockholders, or no later than March 11, 2016 and no earlier than February 10, 2016. See “Nominating and Corporate Governance Committee” under “Board Committees and Meetings” above for more information.

Board Leadership Structure and Role in Risk Oversight

The leadership structure of the Board currently consists of a Chairman of the Board who oversees the Board meetings and a Vice-Chairman of the Board. The Company separates the roles of Chairman of the Board and Chief Executive Officer in recognition of the differences between the two roles. Our Board believes this division of responsibility is an effective approach for addressing the risks we face. All of our Committees are comprised of only independent directors. All Board committees are chaired by independent directors who report to the full Board whenever necessary. We believe this leadership structure helps facilitate efficient decision-making and communication among our directors and fosters efficient Board functioning at meetings.

Our management is primarily responsible for managing the risks we face in the ordinary course of operating our business. The Board oversees potential risks and our risk management activities by receiving operational and strategic presentations from management which include discussions of key risks to our business. The Board also periodically discusses with management important compliance and quality issues. In addition, the Board has delegated risk oversight to each of its key committees within their areas of responsibility. For example, the Audit Committee assists the Board in fulfilling its oversight of the quality and integrity of the Company’s financial statements and the Company’s compliance with legal and regulatory requirements relating to the Company’s financial statements and related disclosures. The Compensation Committee assists the Board in its risk oversight function by overseeing strategies with respect to our incentive compensation programs and key employee retention issues. We believe our Board leadership structure facilitates the division of risk management oversight responsibilities among the Board committees and enhances the Board’s efficiency in fulfilling its oversight function with respect to difference areas of our business risks and our risk mitigation practices.

Involvement in Certain Legal Proceedings

None of our directors, director nominees or executive officers has been involved in any of the following events during the past ten years:

•	any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time, except that Mr. Weinstein was the Chief Financial Officer of Able Laboratories, Inc., until November 2004; that company filed for bankruptcy protection in July 2005;

•	any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offences);

•	being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his or her involvement in any type of business, securities or banking activities; or

•	being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

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Stockholder Communication with the Board

The Board believes that the most efficient method of stockholders and other interested parties to raise issues and ask questions and to get a response is to direct such communications through the Investor Relations team at the address provided in the “Contact Us” section of our website, www.neurotropebioscience.com. The address listed for our Investor Relations team on our website is supervised by Neurotrope, which will promptly forward to the Board any communication intended for them.

Director Attendance at Annual Meetings

Each of our directors is expected to be present at annual meetings of our stockholders absent exigent circumstances that prevent their attendance. Where a director is unable to attend an annual meeting in person but is able to do so by electronic conferencing, we will arrange for the director's participation by means where the director can hear, and be heard by, those present at the meeting. Last year, we did not hold an annual meeting of stockholders. All directors and nominees are expected to attend the 2015 Meeting.

Vote Required and Recommendation of the Company’s Board of Directors

The terms of each of the Company’s incumbent directors will expire on the date of the Meeting. Accordingly, seven persons are to be elected to serve as members of the Board at the Meeting. The Nominating and Corporate Governance Committee considered possible Board nominees in accordance with its policies, as well as the rights of certain parties to designate nominees. Following its review, the Nominating and Corporate Governance Committee recommended to the Board a slate of nominees for consideration and election by the holders of Common Stock and a sole nominee for consideration and election by the holders of the Preferred Stock. Following a presentation by the Chairman of the Nominating and Corporate Governance Committee to the Board at a meeting of the Board held on March 19, 2015, the Board approved the nominees. The nominee for election by the holders of the Preferred Stock is Jay M. Haft (the “Preferred Stock Nominee”). The nominees for election by the holders of the Company’s Common Stock to one of the six positions are John H. Abeles, Larry D. Altstiel, Paul E. Freiman, James Gottlieb, Charles S. Ramat and William S. Singer (collectively, the “Common Stock Nominees”). Please see “Director Nominees, Current Directors and Executive Officers of the Company” above for information concerning each of the nominees.

For the Preferred Stock Nominee, if a quorum is present at the Meeting, and the nominee receives a plurality of the votes of the Preferred Stock holders, the nominee will be elected as a director of the Company, to serve until the next annual meeting of the Company’s stockholders or until their respective successors are elected and qualified. For the Common Stock Nominees, if a quorum is present at the Meeting, the six nominees receiving the highest number of votes cast “FOR” will be elected as directors of the Company, each to serve until the next annual meeting of the Company’s stockholders or until their respective successors are elected and qualified.

The Company’s board of directors unanimously recommends that you vote “FOR” the election of each of the nominees named above to the Company’s board of directors. PROXIES SOLICITED BY THE BOARD WILL BE VOTED “FOR” EACH NOMINEE UNLESS STOCKHOLDERS SPECIFY A CONTRARY VOTE.

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AUDIT COMMITTEE REPORT

The Board of Directors has determined that the Audit Committee is composed of independent directors, as defined in accordance with the rules of The NASDAQ Stock Market and applicable federal securities laws and regulations. The Audit Committee operates under a written charter adopted by the board of directors. The current members of the Company’s Audit Committee are Jay M. Haft, Larry D. Altstiel and James Gottlieb.

The following is the report of the Audit Committee with respect to the Company’s audited financial statements for the fiscal year ended December 31, 2014. The information contained in this report shall not be deemed to be soliciting material or to be filed with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that the Company specifically incorporates it by reference in such filing.

In connection with the preparation and filing of the Company’s Annual Report on Form 10-K for the year ended December 31, 2014:

(1)	The Audit Committee reviewed and discussed the audited financial statements with management;

(2)	The Audit Committee discussed with Friedman LLP, the Company’s independent auditors, the matters required to be discussed by Auditing Standard No. 16, “Communicating with Audit Committees” issued by the Public Company Accounting Oversight Board (the “PCAOB”); and

(3)	The Audit Committee reviewed the written disclosures and the letter from Friedman LLP required by applicable requirements of the PCAOB regarding the independent auditors’ communications with the Audit Committee concerning independence, and discussed with the auditors any relationships that may impact their objectivity and independence and satisfied itself as to the auditor’s independence.

Based on the review and discussion referred to above, the Audit Committee recommended to the Board of Directors that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014, filed with the SEC.

AUDIT COMMITTEE

Jay M. Haft
Larry D. Altstiel
James Gottlieb

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EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth information concerning the total compensation paid or accrued by us during the last two fiscal years ended December 31, 2014, to (i) all individuals that served as our principal executive officers or acted in a similar capacity for us at any time during the fiscal year ended December 31, 2014; (ii) the two most highly compensated executive officers other than the principal executive officer who were serving as executive officers at December 31, 2014; and (iii) up to two additional individuals for whom disclosure would have been required pursuant to clause (ii) above but for the fact that the individual was not serving as an executive officer at December 31, 2014 (collectively, the “named executive officers”). The Compensation Committee of the Board of Directors is responsible for determining executive compensation.

Name & Principal Position	Fiscal Year ended December 31	Salary ($)	Bonus ($)		Stock Awards ($)	Option Awards ($)(9)	Non–Equity Incentive Plan Compensation ($)	Non–Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)(10)	Total ($)

Charles S. Ramat, President and CEO (1)	2014	$206,667	–		–	$477,916	–	–	–	$684,583

Paul Freiman, Chairman (2)	2014	$110,000	–		–	$372,117	–	–	–	$482,117

Robert Weinstein,	2014	$240,000	$50,000	(6)	–	–	–	–	$524	$290,524
CFO, Secretary and Executive Vice President (3)	2013	$65,531	$35,000	(7)	–	$529,040	–	–	$80,094	$709,665

Warren Wasiewski, Executive Vice President, Development and Chief Medical Officer of Neurotrope BioScience (4)	2014	$54,167	$17,014		–	$155,583	–	–	–	$226,764

James New, Former President	2014	$135,417	–		–	–	–	–	$268,477	$403,894
and CEO (5)	2013	$220,873	$50,000	(8)	–	$562,540	–	–	$41,666	$825,079

(1)	Mr. Ramat was appointed by our Board on July 16, 2014 to serve as our Co-Chief Executive Officer, on an interim basis. On September 12, 2014, Mr. Ramat’s appointment as interim Co-Chief Executive Officer terminated, and he was appointed as our sole President and Chief Executive Officer. Mr. Ramat’s 2014 amount includes consulting fees that Mr. Ramat received for his services as Co-CEO and CEO, as well consulting fees he receives under a consulting agreement with the Company.

(2)	Mr. Freiman was appointed by our Board on July 16, 2014 to serve as our Co-Chief Executive Officer, on an interim basis. On September 12, 2014, Mr. Freiman’s appointment as interim Co-Chief Executive Officer terminated. Mr. Freiman’s 2014 amount includes consulting fees that Mr. Freiman received for his service as Co-CEO and Chairman of the Board.

(3)	Mr. Weinstein became our Chief Financial Officer on August 23, 2013. The Company is party to an employment agreement dated as of October 1, 2013, with Mr. Weinstein, pursuant to which he serves as the Company’s Chief Financial Officer and Executive Vice President.

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(4)	Dr. Wasiewski was appointed as our Executive Vice President, Development and Chief Medical Officer of Neurotrope BioScience on November 1, 2014. For more information, see “Employment Agreements; Separation Agreement–– Warren Wasiewski” below.

(5)	Reflects compensation received from Neurotrope BioScience, which was formed in 2012, through August 23, 2013. Salary was accrued in 2012 but paid in 2013. On August 23, 2013, Dr. New was appointed as our Chief Executive Officer and President. Effective as of July 16, 2014, Dr. New’s employment as Chief Executive Officer and President of the Company was terminated. See “Employment Agreements; Separation Agreement—James New” below.

(6)	Represents a $50,000 bonus paid to Mr. Weinstein in 2015 for services rendered in 2014.

(7)	Represents a $35,000 bonus paid to Mr. Weinstein in 2014 for services rendered in 2013.

(8)	Represents a $50,000 bonus paid to Dr. New in 2014 for services rendered in 2013.

(9)	Option awards represent the grant date fair value of awards. Grant date fair value is based on the Black-Scholes option pricing model on the date of grant. For additional discussion on the valuation assumptions used in determining the grant date fair value, see Note 10 to the audited consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2014.

(10)	Dr. New’s 2013 amount represents compensation earned as a consultant prior to becoming an employee. Dr. New’s 2014 amount represents (a) the amount paid to him pursuant to the Separation Agreement and General Release, effective as of July 16, 2014, which is comprised of severance, vacation and healthcare payments, and (b) life insurance premiums we paid on behalf of Dr. New. Mr. Weinstein’s 2013 amount represents compensation earned as a consultant prior to becoming an employee. Mr. Weinstein’s 2014 amount represents life insurance premiums we paid on behalf of Mr. Weinstein.

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Outstanding Equity Awards at Fiscal Year-End

We have one compensation plan approved by our stockholders, the 2013 Plan. The following table provides information regarding 2013 Plan awards for each named executive officer outstanding as of December 31, 2014.

	Option awards					Stock awards
Name	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Equity incentive plan awards: Number of securities underlying unexercised unearned options (#)	Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)	Market value of shares of units of stock that have not vested	Equity incentive plan awards: Number of unearned shares, units or other rights that have not vested	Equity incentive plan awards: Market or payout value of unearned shares, units or other rights that have not vested ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Charles S. Ramat	170,302	129,699	–	$1.00	08/23/2023(1)	–	–	–	–
	54,404	0		1.75	08/23/2023(2)
	67,808	182,192		1.00	08/23/2023(3)
	222,055	177,945		(4)	07/23/2024(4)
	250,000	0		0.60	09/12/2024(5)
Paul Freiman	60,137	189,863	–	$1.50	10/18/2023(6)	–	–	–	–
	10,575	39,425		1.55	12/10/2023(7)
	5,274	19,726		1.64	12/11/2023(8)
	222,055	177,945		(9)	07/23/2024(9)
	50.000	0		0.60	09/12/2024(10)
Robert Weinstein	162,500	487,500	–	$1.00	10/01/2023(11)	–	–	–	–
Warren Wasiewski	0	250,000	–	$0.71	11/01/2024(12)	–	–	–	–

(1)	The options vested with respect to 88,864 shares as of the date of grant, with the balance vesting at a rate of 164 shares per day such that the option shall be fully vested as of February 28, 2017 (assuming continued service through such date). Vesting is subject to acceleration in the event of a change in control or termination of the consulting agreement between Neurotrope, Inc. and Mr. Ramat for good reason.

(2)	The options vested as of the date of grant.

(3)	The options vest daily over five years from the date of grant, such that the options will have vested with respect to all shares as of August 23, 2018.

(4)	One-half of the options granted to Mr. Ramat have an exercise price $1.11 per share and were fully vested upon the date of grant. The second-half of the options granted to Mr. Ramat have an exercise price of $2.22 per share and vest on a daily basis up to 25% per year through July 23, 2018.

(5)	The options vested as of the date of grant.

(6)	The options vest daily over five years from the date of grant, such that the options will have vested with respect to all shares as of October 18, 2018 (assuming continued service through such date). Vesting is subject to the acceleration in the event of a change in control.

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(7)	The options vest daily over five years from the date of grant, such that the options will have vested with respect to all shares as of December 10, 2018 (assuming continued service through such date).

(8)	The options vest daily over five years from the date of grant, such that the options will have vested with respect to all shares as of December 11, 2018 (assuming continued service through such date).

(9)	One-half of the amount of options granted to Mr. Freiman have an exercise price $1.11 per share and are fully vested upon date of grant. The second-half of the amount of options granted to Mr. Freiman have an exercise price of $2.22 per share and vest on a daily basis up to 25% per year through July 23, 2018.

(10)	The options vested as of the date of grant.

(11)	25% of these options vest on each of the first four anniversaries of the date of grant (October 2, 2013).

(12)	50,000 options will vest on each of the first five anniversaries of the grant date, and as such, 50,000 options will vest on each of November 1, 2015, November 1, 2016, November 1, 2017, November 1, 2018 and November 1, 2019 (assuming continued service through such date). Vesting may be subject to acceleration in the event of a change in control.

We have no plans in place and have never maintained any plans that provide for the payment of retirement benefits or benefits that will be paid primarily following retirement including, but not limited to, tax qualified deferred benefit plans, supplemental executive retirement plans, tax-qualified deferred contribution plans and nonqualified deferred contribution plans.

Except as indicated below, we have no contracts, agreements, plans or arrangements, whether written or unwritten, that provide for payments to the named executive officers listed above. In 2014, we hired five additional employees (through Neurotrope BioScience), including one employee with whom we also have an employment agreement.

Employment Agreements; Separation Agreement

Warren Wasiewski. Neurotrope BioScience and Dr. Wasiewski executed an employment agreement dated as of November 1, 2014 pursuant to which Dr. Wasiewski serves as Executive Vice President, Development and Chief Medical Officer (the “Wasiewski Employment Agreement”). The Wasiewski Employment Agreement provides for an initial term from November 1, 2014 to November 1, 2015 (the “Initial Term”). The term of the Wasiewski Employment Agreement shall thereafter be automatically extended for additional one-year periods (each, an “Extension Term”) unless Neurotrope BioScience or Dr. Wasiewski provides at least 90 days’ notice not to extend the term, or until such employment is earlier terminated in accordance with termination provisions set forth in the Wasiewski Employment Agreement (the Initial Term and any Extension Term(s), collectively, the “Employment Term”). The Wasiewski Employment Agreement provides that Dr. Wasiewski will receive an initial base salary of $325,000. During the Employment Term, Dr. Wasiewski’s salary may be reviewed at least annually and may be adjusted as determined by the President of the Company. In addition, Dr. Wasiewski is eligible to receive an annual incentive bonus opportunity of 50% of his base salary commencing in 2015 to be earned and payable based upon attainment of both corporate and individual annual performance goals. Additionally, Dr. Wasiewski is entitled to receive a sign-on bonus in the amount of $102,083 payable in 12 equal monthly installments. In accordance with the terms and limitations in the Wasiewski Employment Agreement, Dr. Wasiewski is entitled to be reimbursed for his relocation expenses up to $15,000 and his lodging expenses of up to $15,000. Dr. Wasiewski will also be entitled to four weeks of paid vacation per annum and general expense reimbursement for pre-approved business related expenses incurred in the performance of Dr. Wasiewski’s job duties. Dr. Wasiewski will also be eligible for all benefits and retirement, life, disability, medical and dental plan benefits generally available to Neurotrope BioScience’s officers in accordance with the terms of those plans.

On November 1, 2014, Dr. Wasiewski was granted non-qualified stock options under the 2013 Plan to purchase 250,000 shares of our common stock at an exercise price equal to the fair market value of our common stock on such date (the “Sign-On Options”). Twenty percent (20%) of the Sign-On Options will vest on each anniversary of the grant date for a period of five years from the grant date.

If Dr. Wasiewski’s employment is terminated by Neurotrope BioScience for any reason, he is entitled to his accrued benefits. In addition, if Dr. Wasiewski’s employment is terminated by Neurotrope BioScience for a reason other than cause, and subject to his compliance with other terms of the Wasiewski Employment Agreement, then Neurotrope BioScience will pay him a severance amount equal to six months of his annual base salary, payable in a single lump sum. If Dr. Wasiewski’s employment is terminated by non-renewal or due to his death or disability, he is not entitled to any severance, and shall only be entitled to his accrued benefits.

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Dr. Wasiewski’s employment agreement contains non-competition, non-solicitation and non-disclosure covenants.

Robert Weinstein. The Company is party to an employment agreement dated as of October 1, 2013, with Robert Weinstein, pursuant to which he serves as the Company’s Chief Financial Officer and Executive Vice President. Under the terms of Mr. Weinstein’s employment agreement, the Company will pay Mr. Weinstein an annual base salary of not less than $240,000 per year for the period from the effective date to December 31, 2014; and $275,000 per year for the period January 1, 2015 to December 31, 2015. Such annual base salary may be reviewed annually and increased (but not decreased) at the discretion of the Board or a committee thereof, provided, however, that the salary will, at a minimum, be increased annually, beginning January 1, 2016, based upon the percentage increase in the Consumer Price Index for the immediately preceding year. The Company will pay Mr. Weinstein an annual incentive bonus of no less than $35,000 for the year ending December 31, 2013; an annual bonus of no less than $50,000 for the year ending December 31, 2014; and an annual bonus targeted at 50% of his annual base salary for all years beginning January 1, 2015, to be earned and payable based upon attainment of annual performance goals as determined by the Board or a committee thereof. Mr. Weinstein’s annual bonus opportunity may be periodically reviewed and increased at the discretion of the Board or a committee thereof. Mr. Weinstein will also be eligible to participate in all Company benefits generally available to the Company’s officers in accordance with the terms of those benefit plans and all retirement, life, disability, medical and dental plan benefits generally available to the Company’s officers in accordance with the terms of those plans.

Pursuant to the employment agreement, the Company’s Board of Directors granted an incentive stock option to Mr. Weinstein under the 2013 Plan to purchase 650,000 shares of the Company’s common stock. The option vests with respect to 162,500 shares on each of the first, second, third and fourth anniversaries of October 1, 2013, subject to the executive’s continued employment with the Company on each such day. Mr. Weinstein will be entitled to additional options and/or equity-based awards as determined in the discretion of the Board or a committee thereof. All of his options and/or equity awards will cease vesting as of the date of termination of the employment agreement, provided that in the event of (i) Mr. Weinstein’s termination for good reason or (ii) termination of his employment by the Company without cause, his options and any other equity awards will be deemed to have vested as of the date of termination with respect to that number of shares that would have vested had his employment with the Company continued for a period of one year after the date of termination, and provided, further, that if Mr. Weinstein’s termination for Good Reason or the termination of his employment by the Company without Cause occurs within six months after the occurrence of a change of control of the Company, then all of his options and any other equity awards will be deemed to have vested as of the date of termination.

If Mr. Weinstein’s employment is terminated by the Company for a reason other than cause or by him for good reason, and subject to his compliance with other terms of Mr. Weinstein’s employment agreement, and certain other conditions, then the Company will pay him a severance amount equal to his annual base salary, payable in a single lump sum. In addition, if he elects health care continuation coverage under COBRA, the Company will pay for such health insurance coverage for a period of 18 months following the termination of his employment, as the same rate as it pays for health insurance coverage for its active employees (with Mr. Weinstein required to pay for any employee-paid portion of such coverage). If Mr. Weinstein’s employment is terminated by non-renewal or due to his death or disability, he will be entitled to any unpaid prorated Annual Bonus for the year in which his employment terminates.

The Company reimbursed Mr. Weinstein $4,800 for reasonable attorney’s fees and expenses that he incurred in connection with the negotiation, preparation and execution of his employment agreement.

Subject to earlier termination by Mr. Weinstein’s death or disability, or by the Company for Cause, the term of Mr. Weinstein’s employment agreement is four years and will be extended automatically for successive one-year periods, unless either party gives written notice of termination to the other party at least 90 days prior to the end of the then-current term.

James New. Effective as of July 16, 2014, Dr. James New’s employment as Chief Executive Officer and President of the Company was terminated. Accordingly, the employment agreement by and between Neurotrope BioScience and Dr. New dated February 25, 2013 (the “New Employment Agreement”) terminated as of July 16, 2014. On October 9, 2014, Neurotrope BioScience and Dr. New entered into a Separation Agreement and General Release (the “Separation Agreement”) pursuant to which Neurotrope BioScience paid or will pay or provide to Dr. New the following: (a) $2,684.02 within three days of the execution of the Separation Agreement by Dr. New, representing reimbursement of business expenses; (b) a lump sum equal to the total gross amount of $233,000 (less all applicable income and employment taxes and other required or elected withholdings, for which a Form W-2 will be issued to Dr. New); (c) a gross amount of $25,477.59 (less all applicable income and employment taxes and other required or elected withholdings) for Dr. New’s accrued, unused vacation; (d) reimbursement for the cost of continuing Dr. New’s current health care insurance in the same amount as the net reimbursement amounts paid to Dr. New on a monthly basis immediately prior to July 16, 2014 ($2,974 per month) until the earlier of the date on which Dr. New becomes eligible for medical insurance coverage with a new employer or July 16, 2015; (e) director’s and officer’s insurance coverage covering Dr. New’s actions while a director and/or officer of Neurotrope BioScience until July 16, 2020; and (f) $17,000 for reimbursement of Dr. New’s attorneys fees. In addition, the parties agreed that Dr. New’s ownership of any common shares of the company is not affected by the Separation Agreement and that any equity awards Dr. New received pursuant to the 2013 Equity Incentive Plan will be governed exclusively by the terms of such plan.

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Consulting Arrangements

On July 16, 2014, the Board appointed Charles S. Ramat and Paul E. Freiman to serve as Co-Chief Executive Officers, on an interim basis, of the Company and of Neurotrope BioScience. In consideration of the services that Mr. Freiman and Mr. Ramat provided to the Company as interim Co-Chief Executive Officers, the Company paid each of them consulting fees in the amount of $20,000 per month. In addition, on July 23, 2014, Messrs. Freiman and Ramat were each granted non-qualified options to purchase 400,000 shares of the Company’s common stock for their roles as directors, Co-Chairmen of the Board and Co-Chief Executive Officers. On September 12, 2014, Messrs. Freiman’s and Ramat’s appointments as interim Co-Chief Executive Officers terminated effective on such date. See “Executive Compensation––Outstanding Equity Awards at Fiscal Year-End.”

On September 12, 2014, Mr. Ramat was appointed to serve as the Company’s President and Chief Executive Officer, effective as of such date. In consideration of Mr. Ramat’s services as President and Chief Executive Officer, the Company has agreed to pay Mr. Ramat a salary of $400,000 per year. This arrangement may be terminated by the Company or Mr. Ramat on 60 days’ notice. Mr. Ramat’s salary for his duties as President and Chief Executive Officer will be paid in addition to the consulting fees he receives under a Consulting Agreement with the Company pursuant to which he receives $50,000 per year. In addition, in connection with his appointment as President and Chief Executive Officer, Mr. Ramat was granted non-qualified stock options pursuant to the Company’s 2013 Equity Incentive Plan, with a term of ten years, to purchase 250,000 shares of common stock of the Company at an exercise price of $.60 per share, the closing price of the shares on September 12, 2014, the date of grant. All of the options vested as of September 12, 2014.

Also on September 12, 2014, Mr. Freiman was appointed to serve as the sole Chairman of the Company’s Board of Directors. In consideration of Mr. Freiman’s services as Chairman, the Company agreed to continue to pay Mr. Freiman $20,000 per month, being the same level as the consulting fees he was receiving as Co-Chief Executive Officer prior to September 12, 2014. In addition, in connection with his appointment as Chairman of the Company’s Board of Directors, Mr. Freiman was granted non-qualified stock options pursuant to the Company’s 2013 Equity Incentive Plan, with a term of ten years, to purchase 50,000 shares of common stock of the Company at an exercise price of $0.60 per share, the closing price of the shares on September 12, 2014, the date of grant. All of the options vested as of September 12, 2014.

Director Compensation

The Company currently does not pay any cash compensation to members of its Board of Directors for their services as directors of the Company. However, the Company reimburses its directors for all reasonable out-of-pocket expenses incurred in connection with their attendance at meetings of the Board of Directors. Historically, the Company has granted to each new director, at the time of such director's appointment, a one-time option to purchase 250,000 shares of common stock. In addition, new directors who are expected to participate in one or more committees have been granted an additional option to purchase an additional 50,000 shares of common stock. Consistent with such practice, at the time of his initial appointment on September 12, 2014, Dr. Altstiel was granted an option to purchase 250,000 shares of the Company’s common stock and a separate option to purchase 50,000 shares of the Company’s common stock upon his election to the Board of Directors and to the Audit, Compensation and Nominating and Corporate Governance Committees. The options granted to Dr. Altstiel have a term of ten years, are exercisable at $0.60, which represents the fair market value per share of the common stock on the date of grant, and will vest 20% per year for each of five years after the date of grant (subject to acceleration of vesting upon a change of control of the Company).

Furthermore, on July 23, 2014, each of Messrs. Gottlieb, Haft and Singer received an option grant to purchase 100,000 shares of the Company’s common stock for the extraordinary services they provided to the Company and for their future services to the Company. 50,000 shares underlying such option have an exercise price of $1.11 per share, or 110% of the Company’s last trading price on July 23, 2014 and were fully vested upon grant. The remaining 50,000 shares underlying such option have an exercise price of $2.22 per share, based upon two times the exercise price of $1.11 per share, and vest on a daily basis up to 25% per year through July 23, 2018. See “Executive Compensation” above for a discussion regarding Messrs. Freiman’s and Ramat’s compensation for their services as executive officers and consultants of the Company.

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The following table provides information concerning the compensation of our directors for the year ended December 31, 2014.

				Non-equity	Nonqualified
	Fees earned	Stock	Option	incentive plan	deferred
	or paid in	awards	awards	compensation	compensation	All other	Total
Name	cash ($)	($)	($)	($)	earnings ($)	compensation($)	($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)

John H. Abeles[1]	$108,000	-	$-	-	-	-	$108,000

Larry Altstiel[2]	15,000	-	158,698	-	-	-	173,698

Paul E. Freiman[3]	-	-	-	-	-	-	-

James Gottlieb	0	-	86,417	-	-	-	86,417

Jay M. Haft	0	-	86,417	-	-	-	86,417

Charles S. Ramat[4]	-	-	-	-	-	-	-

William S. Singer	0	-	86,417	-	-	-	86,417

(1) Dr. Abeles received $108,000 for consulting services provided to the Company in 2014.

(2) Dr. Altstiel joined the Company’s Board of Directors on September 12, 2014. Dr. Altstiel received $15,000 for consulting services provided to the Company in 2014.

(3) Mr. Freiman’s compensation for services on behalf of the Company is fully reflected in the Summary Compensation Table above.

(4) Mr. Ramat joined the Company’s Board of Directors on June 13, 2014. Mr. Ramat’s compensation for services on behalf of the Company is fully reflected in the Summary Compensation Table above.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information with respect to the beneficial ownership of our common stock as of the Determination Date (as defined below) by (i) each stockholder known by us to be the beneficial owner of more than 5% of our common stock or Preferred Stock (our only classes of voting securities), (ii) each of our directors and executive officers, and (iii) all of our directors and executive officers as a group. To the best of our knowledge, except as otherwise indicated, each of the persons named in the table has sole voting and investment power with respect to the shares of our common stock or Preferred Stock beneficially owned by such person, except to the extent such power may be shared with a spouse. To our knowledge, none of the shares listed below are held under a voting trust or similar agreement, except as noted. Other than the Reverse Merger (as defined below), to our knowledge, there is no arrangement, including any pledge by any person of securities of the Company or any of its parents, the operation of which may at a subsequent date result in a change in control of the Company.

Under such rules, beneficial ownership includes any shares of our common stock as to which a person has sole or shared voting power or investment power and any shares of common stock which the person has the right to acquire within 60 days of March 19, 2015, the Determination Date, through the exercise of any option, warrant or right, through conversion of any security or pursuant to the automatic termination of a power of attorney or revocation of a trust, discretionary account or similar arrangement, and such shares are deemed to be beneficially owned and outstanding for computing the share ownership and percentage of the person holding such options, warrants or other rights, but are not deemed outstanding for computing the percentage of any other person. Beneficial ownership percentages are calculated based on 26,851,040 shares of our common stock outstanding as of the Determination Date.

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Unless otherwise indicated in the following table, the address for each person named in the table is c/o Neurotrope, Inc., 50 Park Place, Newark, New Jersey 07102.

Name and Address of Beneficial Owner	Common Stock Beneficially Owned	Percent of Common Stock Beneficially Owned(1)	Preferred Stock Beneficially Owned	Percent of Preferred Stock Beneficially Owned(1)

Neurosciences Research Ventures, Inc.(2) 364 Patteson Drive, #279 Morgantown, WV 26505	10,236,250	35.9%	0	-

Dr. John H. Abeles/Northlea Partners LLLP(3) 2365 NW 41st Street Boca Raton, Florida 33431	6,719,862	23.5%	750,000	2.8%

Dr. James New(4)
10732 Hawk’s Vista Street
Plantation, Florida 33324	3,646,100	13.6%	0	-

Hannah Rose Holdings, LLC(5) 101 Grovers Mill Road Suite #200 Lawrenceville, NJ 08648	3,389,424	12%	1,375,000	5.1%

E. Jeffrey Peierls(6) 73 South Holman Way Golden, CO 80401	2,004,800	6.9%	2,000,000	7.4%

Charles S. Ramat(7) c/o Neurotrope, Inc. 50 Park Place, Suite 1401 Newark, New Jersey 07102	1,825,062	6.4%	1,000,000	3.7%

Paul E. Freiman(8)	391,521	1.4%	0	-

Larry D. Altstiel (9)	307,000	1.1%	0	-

Jay M. Haft(10)	235,308	0.9%	74,000	0.3%

William S. Singer(11)	164,295	0.6%	0	-

Robert Weinstein(12)	162,500	0.6%	0	-

James Gottlieb(13)	139,185	0.5%	0	-

All directors and executive officers as a group (8 persons)	8,120,733	31.2%	1,824,000	6.8%

(1)	Applicable percentage ownership is based on 26,851,040 shares of our common stock outstanding and 18,782,394 shares of our Preferred Stock outstanding as of the Determination Date, together with securities exercisable or convertible into shares of our common stock or Preferred Stock, respectively, within 60 days of the Determination Date for each stockholder. Each share of our Preferred Stock is convertible into our common stock at the option of the holder currently on a one-for-one basis. However, each share of our Preferred Stock will convert into more than one share of our common stock in the event that we sell certain securities of the Company at a price per share that is less than the conversion price, which is currently set at $1.00 per share. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. The shares issuable pursuant to the exercise or conversion of such securities are deemed outstanding for the purpose of computing the percentage of ownership of the security holder, but are not treated as outstanding for the purpose of computing the percentage of ownership of any other person.

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(2)	Includes 1,662,500 shares underlying stock options held by Neurosciences Research Ventures, Inc. that are vested as of the Determination Date or will vest within 60 days thereafter, but does not include 451,250 Indemnification Escrow Shares that Neurosciences Research Ventures, Inc. may be entitled to receive under the Indemnification Escrow Agreement (as defined below), which the Indemnification Representative has the sole right to vote. (See “Certain Relationships and Related Transactions—Merger Agreement” below.) Neurosciences Research Ventures, Inc. is an affiliate of the Blanchette Rockefeller Neurosciences Institute. In addition to such shares, Neurosciences Research Ventures, Inc. may be deemed to be in a group with Dr. Daniel Alkon, Northlea Partners LLLP, Dr. James New, HRH and Gottbetter Capital Group, Inc. (“Gottbetter”), and thereby deemed to beneficially own any shares that are beneficially owned by such stockholders, as a result of their agreement to vote their shares in the Company in favor of certain matters pursuant to an Amended and Restated Stockholders Agreement and a Voting Agreement, each dated August 23, 2013 (see also “Certain Relationships and Related Transactions”).

(3)	Includes 1,042,212 shares underlying stock options held by Dr. Abeles that are vested as of the Determination Date or will vest within 60 days thereafter, but does not include (i) 163,288 shares underlying stock options that will not vest within 60 days after the Determination Date and (ii) 259,350 Indemnification Escrow Shares that Dr. Abeles may be entitled to receive under the Indemnification Escrow Agreement, which the Indemnification Representative, has the sole right to vote. (See “Certain Relationships and Related Transactions— Merger Agreement” below.) The shares of our common stock and Preferred Stock indicated as beneficially owned by Dr. John H. Abeles are held by Northlea Partners LLLP. Dr. Abeles is an affiliate of Northlea Partners LLLP and has sole power to vote or direct the vote, and to dispose or direct the disposition, of such shares of common stock and Preferred Stock. In addition to such shares, Dr. Abeles and Northlea Partners LLLP may be deemed to be in a group with Neurosciences Research Ventures, Inc., Dr. Daniel Alkon, Dr. James New, HRH and Gottbetter, and thereby deemed to beneficially own any shares that are beneficially owned by such stockholders, as a result of their agreement to vote their shares in the Company in favor of certain matters pursuant to an Amended and Restated Stockholders Agreement and a Voting Agreement, each dated August 23, 2013 (see also “Certain Relationships and Related Transactions”)

(4)	As of December 31, 2014, as reported on Schedule 13G filed with the SEC by Dr. New on February 17, 2015, the shares of our common stock indicated as beneficially owned include 3,646,100 shares of our common stock.

(5)	HRH is controlled by Matt Rosenblum. In addition to such shares, HRH and Mr. Rosenblum may be deemed to be in a group with Neurosciences Research Ventures, Inc., Dr. Daniel Alkon, Dr. James New, Northlea Partners LLLP and Gottbetter, and thereby deemed to beneficially own any shares that are beneficially owned by such stockholders, as a result of their agreement to vote their shares in the Company in favor of certain matters pursuant to a Voting Agreement dated August 23, 2013. (See also “Certain Relationships and Related Transactions”).

(6)	As of December 31, 2014, as reported on Schedule 13G filed with the SEC by Mr. Peierls on February 17, 2015. The shares of our common stock and Preferred Stock indicated as beneficially owned by E. Jeffrey Peierls include shares of Preferred Stock that are owned by Brian E. Peierls, includes 4,800 shares of common stock and 2,000,000 shares of our Preferred Stock that are immediately convertible into common stock. E. Jeffrey Peierls has the sole voting over 4,800 shares of our common stock and 691,000 shares of our Preferred Stock. E. Jeffrey Peierls has the sole voting over 175,000 shares of our Preferred Stock.

(7)	Includes 825,062 shares underlying stock options beneficially owned by Mr. Ramat that are vested as of the Determination Date or will vest within 60 days thereafter, but does not include 429,342 shares underlying stock options that will not vest within 60 days after the Determination Date. The shares of our common stock and Preferred Stock indicated as beneficially owned by Charles Ramat are held by Mr. Ramat, Ramat Consulting and NTR21 Holdings, LLC. Mr. Ramat is an affiliate of each of Ramat Consulting and NTR21 Holdings, LLC, and has sole power to vote or direct the vote, and to dispose or direct the disposition, of such shares of our common stock and Preferred Stock.

(8)	Includes 391,521 shares underlying stock options held by Mr. Freiman that are vested as of the Determination Date or will vest within 60 days thereafter, but does not include 383,479 shares underlying stock options that will not vest within 60 days after the Determination Date.

(9)	Includes 307,000 shares underlying stock options held by Dr. Altstiel that are vested as of the Determination Date or will vest within 60 days thereafter, but does not include 28,000 shares underlying stock options that will not vest within 60 days after the Determination Date.

(10)	Includes 235,308 shares underlying stock options held by Mr. Haft that are vested as of the Determination Date or will vest within 60 days thereafter, but does not include 238,692 shares underlying stock options that will not vest within 60 days after the Determination Date.

(11)	Includes 164,295 shares underlying stock options held by Mr. Singer that are vested as of the Determination Date or will vest within 60 days thereafter, but does not include 235,705 shares underlying stock options that will not vest within 60 days after the Determination Date.

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(12)	Includes 162,500 shares underlying stock options held by Mr. Weinstein that are vested as of the Determination Date or will vest within 60 days thereafter, but does not include 487,500 shares underlying stock options that will not vest within 60 days after the Determination Date.

(13)	Includes 139,185 shares underlying stock options held by Mr. Gottlieb that are vested as of the Determination Date or will vest within 60 days thereafter, but does not include 235,815 shares underlying stock options that will not vest within 60 days after the Determination Date.

Certain Relationships and Related Transactions

SEC rules require us to disclose any transaction or currently proposed transaction in which we are a participant and in which any related person has or will have a direct or indirect material interest involving the lesser of $120,000.00 or one percent (1%) of the average of the Company’s total assets as of the end of last two completed fiscal years. A related person is any executive officer, director, nominee for director, or holder of 5% or more of the Company’s common stock, or an immediate family member of any of those persons. The Board as a whole is charged with reviewing and approving all related party transactions.

Common Stockholders’ Agreement

On August 23, 2013, a wholly owned subsidiary of Neurotrope, Inc. (formerly “BlueFlash Communications, Inc.”), Neurotrope Acquisition, Inc., a corporation formed in the State of Nevada on August 15, 2013 (“Acquisition Sub”), the Company and Neurotrope BioScience entered into an Agreement and Plan of Merger and Reorganization, or the Merger Agreement, which closed on the same date. Pursuant to the terms of the Merger Agreement, Acquisition Sub merged (the “Reverse Merger”) with and into Neurotrope BioScience, which was the surviving corporation and thus became a wholly-owned subsidiary of Neurotrope, Inc.

Concurrently with the closing of the Reverse Merger and in contemplation of the Reverse Merger, Neurotrope BioScience held a closing of its private placement offering (the “PPO”) in which it sold 11,533,375 shares of Neurotrope BioScience Preferred Stock, at a price of $1.00 per share, for gross proceeds (before deducting commissions and expenses of the offering) of $11,533,375. This closing of the PPO and the closing of the Reverse Merger were conditioned upon each other.

Furthermore, the Company entered into an Amended and Restated Stockholders Agreement, or the Common Stockholders Agreement, dated August 23, 2013, with all of the holders of Neurotrope BioScience Common Stock prior to the Reverse Merger, including Neurosciences Research Ventures, Inc., or NRV, Dr. Daniel Alkon, Northlea Partners LLLP, or Northlea, and Dr. James New, which amended and restated in its entirety the agreement between such stockholders and Neurotrope BioScience in effect prior to the Reverse Merger. Pursuant to the Common Stockholders Agreement, the parties agreed to certain corporate governance matters pertaining to the Company (including with respect to the composition of the Board of Directors) and to certain restrictions on the transfer of shares of common stock held by such parties. Each stockholder who is a party to the Common Stockholders Agreement agreed that:

•	the authorized number of directors of the Company will be seven, with six directors elected by the holders of a majority of the outstanding common stock, voting as a separate class, each, a Common Director, and one director elected by the holders of a majority of the outstanding Preferred Stock, voting as a separate class on an as-converted basis;

•	the following five persons shall be nominated and elected to the Board as Common Directors, as follows:

○	two representatives designated by NRV, each, an NRV Designee (who are currently William S. Singer and James Gottlieb);

○	two representatives designated by the “Majority Abeles Stockholders” (as defined therein), each, an Abeles Designee (who are currently Dr. John Abeles and Dr. Larry D. Altstiel); and

○	one independent representative designated by the Board, or the Neurotrope Designee; and

•	subject to the provisions of applicable law, no NRV Designee, Abeles Designee or Neurotrope Designee shall be removed from the Board unless such removal is requested in writing by the party that designated such designee.

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In addition, each stockholder who is a party to the Common Stockholders Agreement granted the other parties (including the Company) certain rights of first refusal with respect to the sale or transfer of his or its shares of common stock in the Company. Each stockholder who is a party to the Common Stockholders Agreement also agreed to certain tag-along rights and drag-along obligations with respect to their shares of common stock in the Company.

Voting Agreement

The Company, NRV, Northlea, Dr. New, Dr. Alkon, Hannah Rose Holdings LLC (“HRH”), and Gottbetter entered into a Voting Agreement, or Voting Agreement, dated as of August 23, 2013, pursuant to which HRH and such other stockholder (which holds 488,079 shares of common stock) agreed to vote all of their common stock such that:

•	the authorized number of directors of the Company will be seven, with six directors elected by the holders of a majority of the outstanding common stock, voting as a separate class (each, a “Common Director”) and one director elected by the holders of a majority of the outstanding Preferred Stock, voting as a separate class on an as-converted basis;

•	five persons were nominated and elected to the Board as Common Directors, as follows:

○	two NRV Designees (who are currently William S. Singer and James Gottlieb);

○	two Abeles Designees (who are currently Dr. John Abeles and Dr. Larry D. Altstiel); and

○	one independent Neurotrope Designee; and

•	subject to the provisions of applicable law, no NRV Designee, Abeles Designee or Neurotrope Designee shall be removed from the Board unless such removal is requested in writing by the party that designated such designee.

In addition, each of NRV, Northlea, Drs. New and Alkon agreed to vote all of their common stock in favor of electing as a Common Director after the Reverse Merger one representative designated by HRH as soon as practicable after such representative has been identified by HRH. NRV, Abeles, New and Alkon agree to vote their common stock in favor of the election of the HRH Designee only at the time of such individual's initial appointment to the Parent's Board, and nothing obligates them to vote in favor of the election of any other individual as an HRH Designee or in favor of the continuing service of the HRH Designee once elected to the Board.

As mentioned above, on August 5, 2014, following receipt of a notice from Northlea Partners LLLP removing Dr. James New as one of Northlea’s director designees pursuant to the Common Stockholders Agreement, stockholders of the Company, representing not less than two-thirds of the voting power of the issued and outstanding common stock entitled to vote, acted by written consent to remove Dr. James New from the Company’s Board of Directors, effective as of August 5, 2014. On September 12, 2014, the Company’s Board of Directors elected Dr. Altstiel to fill the vacancy on the Board of Directors caused by Dr. New’s departure. Northlea nominated Dr. Altstiel to serve as one of the two designees to the Board appointed by the Majority Abeles Stockholder pursuant to the Common Stockholders’ Agreement.

For information on numbers of shares of our stock held by NRV, Abeles, New, Alkon and HRH, see “Security Ownership of Certain Beneficial Owners and Management” above.

Indemnification Escrow Agreement

Pursuant to the Merger Agreement, the pre-Merger common stockholders of Neurotrope BioScience received initially only 95% of the Company common stock that they were entitled to receive; the remaining 5% of such shares, totaling 950,000 shares (the “Indemnification Escrow Shares”) were placed in escrow pursuant to an Indemnification Escrow Agreement among the Company, Dr. James New, as the then Indemnification Representative, and Gottbetter & Partners, LLP, as escrow agent. In the event that the Company should have a claim for indemnification under the Merger Agreement against any of the pre-Merger common stockholders of Neurotrope BioScience, it would have the right to sell some or all of the Indemnification Escrow Shares to satisfy such claim, and such right of sale would be the Company’s exclusive remedy for such claims against such persons except in the case of fraud or willful misconduct by them. If not so sold, the Indemnification Escrow Shares will be released from escrow and distributed to such holders on or about August 23, 2015. The Indemnification Representative has sole power to vote the Indemnification Escrow Shares while they are in escrow. Currently, there is no Indemnification Representative.

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2013 Equity Incentive Plan

Before the Reverse Merger, our Board of Directors adopted, and our stockholders approved, the 2013 Equity Incentive Plan. On July 23, 2014, our Board of Directors approved Amendment No. 1 to our 2013 Equity Incentive Plan to increase the number of shares of our common stock issuable thereunder by an additional 3,000,000 shares, so that the Company’s officers, key employees, consultants and directors can be granted stock options and other equity incentive awards with respect to an aggregate of 10,000,000 shares of our common stock. The stockholders of the Company are being asked to ratify and approve Amendment No. 1 of the 2013 Equity Incentive Plan at the Meeting. See Proposal 3 below for more information regarding the 2013 Equity Incentive Plan.

Lock-up Agreements and Other Restrictions

In connection with the Reverse Merger, Drs. Abeles, Alkon and New, Messrs. Bean, Haft and Singer, and each person holding 10% or more of our common stock after giving effect to the Reverse Merger, the split-off of the Company’s pre-Reverse Merger operating assets and liabilities, and the PPO (collectively, the “Restricted Holders”), holding at that date in the aggregate 19,000,000 shares of our common stock, entered into agreements (the “Lock-Up and No Shorting Agreements”) whereby they are restricted for a period of 24 months after the Reverse Merger from certain sales or dispositions of our common stock held by them immediately after the Reverse Merger, except in certain limited circumstances, the Lock-Up.

Further, for a period of 24 months after the Reverse Merger, each Restricted Holder has agreed in the Lock-Up and No Shorting Agreements to be subject to restrictions on engaging in certain transactions, including effecting or agreeing to effect short sales, whether or not against the box, establishing any “put equivalent position” with respect to our common stock, borrowing or pre-borrowing any shares of our common stock, or granting other rights (including put or call options) with respect to our common stock or with respect to any security that includes, relates to or derives any significant part of its value from our common stock, or otherwise seeks to hedge his position in our common stock.

BRNI License

On February 4, 2015, Neurotrope BioScience, BRNI and NRV II, LLC entered into an Amended and Restated Technology License and Services Agreement (the “BRNI License”), which further amended and restated the Technology License and Services Agreement dated as of October 31, 2012, as amended by Amendment No. 1 dated as of August 21, 2013.

Pursuant to the BRNI License, Neurotrope BioScience maintained its exclusive (except as described below), non-transferable (except pursuant to the BRNI License’s assignment provision), world-wide, royalty-bearing right, with a right to sublicense (in accordance with the terms and conditions described below), under BRNI’s and NRV II’s respective right, title and interest in and to certain patents and technology owned by BRNI or licensed to NRV II, LLC by BRNI as of or subsequent to October 31, 2012 to develop, use, manufacture, market, offer for sale, sell, distribute, import and export certain products or services for therapeutic and diagnostic applications for AD and other cognitive dysfunctions in humans or animals (the “Field of Use”). Additionally, the BRNI License specifies that all patents that issue from a certain patent application, shall constitute licensed patents and all trade secrets, know-how and other confidential information claimed by such patents constitute licensed technology under the BRNI License.

Notwithstanding the above license terms, BRNI and its affiliates retain rights to use the licensed intellectual property in the Field of Use to engage in research and development and other non-commercial activities and to provide services to Neurotrope BioScience or to perform other activities in connection with the BRNI License.

Under the BRNI License, Neurotrope BioScience may not enter into sublicense agreements with third parties except with BRNI’s prior written consent, which consent shall not be commercially unreasonably withheld. Furthermore, the BRNI License dated February 4, 2015 revises the agreement that was entered into as of October 31, 2012 and amended on August 21, 2013, in that it provides that any intellectual property developed, conceived or created in connection with a sublicense agreement that Neurotrope BioScience entered into with a third party pursuant to the terms of the BRNI License will be licensed to BRNI and its affiliates for any and all non-commercial purposes, on a worldwide, perpetual, non-exclusive, irrevocable, non-terminable, fully paid-up, royalty-free, transferable basis, with the right to freely sublicense such intellectual property. Previously, the agreement had provided that such intellectual property would be assigned to BRNI.

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Under the BRNI License, we are required to pay to BRNI a royalty in an amount of up to 5% of our revenues in connection with the licensed technology depending upon the percentage of our ownership held by Neuroscience Research Ventures, Inc., which is an affiliate of BRNI (the amount of the royalty generally increases as the percentage ownership by Neuroscience Research Ventures, Inc. decreases). Within 30 days after our receipt of any amount of capital raised in a financing prior to a public offering, we are required to pay to BRNI 5% of such amount as an advance payment of future royalties. In addition, upon the February 28, 2013 closing on the sale of Neurotrope BioScience Series A Stock, we were required to pay BRNI a fee in the amount of approximately $1.6 million.

Under the BRNI License, BRNI and Neurotrope BioScience will jointly own data, reports and information that is generated on or after February 28, 2013, pursuant to the license agreement dated October 31, 2012 and amended on August 21, 2013, by Neurotrope BioScience, on behalf of Neurotrope BioScience by a third party or by BRNI pursuant to a statement of work that the parties enter into pursuant to the BRNI License, in each case to the extent not constituting or containing any data, reports or information generated prior to such date or by BRNI not pursuant to a statement of work (the “Jointly Owned Data”). BRNI has agreed not to use the Jointly Owned Data inside or outside the Field of Use for any commercial purpose during the term of the BRNI License or following any expiration of the BRNI License other than an expiration that is the result of a breach by Neurotrope BioScience of the BRNI License that caused any licensed patent to expire, become abandoned or be declared unenforceable or invalid or caused any licensed technology to enter the public domain (a “Natural Expiration”) provided, however, BRNI may use the Jointly Owned Data inside or outside the Field of Use for any commercial purpose following any termination of the BRNI License. Also, BRNI granted Neurotrope BioScience a license during the term and following any Natural Expiration, to use certain BRNI data in the Field of Use for any commercial purposes falling within the scope of the license granted to Neurotrope BioScience under the BRNI License.

The BRNI License further requires us to pay BRNI (i) a fixed research fee equal to a pro-rata amount of $1 million in the year during which we close on a $25 million round of financing, (ii) a fixed research fee of $1 million per year for each of the five calendar years following the completion of such financing and (iii) an annual fixed research fee in an amount to be negotiated and agreed upon no later than 90 days prior to the end of the fifth calendar year following the completion of such financing to be paid with respect to each remaining calendar year during the term of the BRNI License.

The term of the BRNI License continues until the later of the date (i) the last of the licensed patents expires, is abandoned or is declared unenforceable or invalid (in each case, determined in accordance with the BRNI License) and (ii) the last of the licensed technology enters the public domain. BRNI has the right to terminate the BRNI License after 30 days prior notice in certain circumstances, including if we were to materially breach any provisions of the BRNI License and does not cure such material breach within 60-days from notice of such material breach from the non-breaching party, for breaches that are capable of being cured, in the event of certain bankruptcy or insolvency proceedings or in the event of the termination of that certain Stockholders Agreement dated August 23, 2013, with respect to us.

Our rights to develop, commercialize and sell our proposed products are dependent upon the BRNI License with BRNI. Neurosciences Research Ventures, Inc., which is an affiliate of BRNI, beneficially owns 38.7% of our outstanding common stock, and Dr. Dan Alkon, who is the Scientific Director of BRNI and the Chief Scientific Officer of the Company, beneficially owns 4.8% of our outstanding common stock. We are required to pay significant fees and royalties to BRNI pursuant to the BRNI License.

The Company’s director, William S. Singer, also currently serves as President of BRNI and serves as a member of BRNI’s board of directors.

Statements of Work

Effective August 28, 2013, we signed a statement of work (the “2013 SOW”) with BRNI pursuant to the BRNI License, whereby we contracted for the further development of its AD diagnostic product. The project is intended to validate each of three biomarkers in a heterogeneous patient population to determine sensitivity and selectivity parameters for each biomarker, or combination of biomarkers, to detect AD. The three biomarkers to be evaluated are: the PKCe levels, the Erk1/2 ratios, and the fibroblast morphology test. Pursuant to the 2013 SOW, we paid BRNI a total of $1,645,470 in twelve equal monthly installments of $137,123. These payments were for operating expenses associated with BRNI’s diagnostic laboratories.

Effective November 13, 2013, we agreed to a statement of work with BRNI pursuant in which we contracted for the further development of our potential therapeutic product. Pursuant to this statement of work, we paid BRNI $251,939 for related personnel and research services. The services provided pursuant to this statement of work were completed in 2014.

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As of March 12, 2014, we entered into a statement of work with BRNI to continue pre-clinical activities relating to the commercialization of our therapeutic product. We paid BRNI the entire total pursuant to this statement of work of approximately $465,000 during the nine months ended September 30, 2014. The services provided pursuant to this statement of work were completed in 2014.

On February 4, 2015, we entered into a Statement of Work and Account Satisfaction Agreement with BRNI (the “February 2015 SOW”), which was effective as of October 1, 2014 and continues until September 30, 2015. Under the February 2015 SOW, we agreed, among other things, to pay BRNI $20,000 in quarterly payments during the twelve months from the date of the February 2015 SOW in exchange for advising and consulting services by BRNI’s chief scientist regarding our contract with Icahn School of Medicine at Mt. Sinai Hospital for the use of bryostatin in the treatment of Niemann Pick disease.

The February 2015 SOW terminated and replaced the 2013 SOW and the parties agreed that neither party has or shall have any rights, claims damages or obligations for services or costs pursuant to the 2013 SOW. Under the February 2015 SOW, Neurotrope BioScience agreed, among other things, that within a reasonable time, it will reimburse a third party for services BRNI received from such third party in the amount of $150,000 in connection with BRNI’s former diagnostic trial program with such third party so that BRNI can receive certain codes to unblind patient data from its earlier program and perform the services specified under the February 2015 SOW. Also, under certain conditions, Neurotrope BioScience has agreed to enter into an agreement with a specified research institution for the analysis of tissue samples and autopsy results for a validation trial as part of the development process for the diagnostic test. If Neurotrope BioScience does not proceed with a certain portion of such agreement by June 30, 2015, then the rights to the diagnostic test will revert to BRNI and Neurotrope BioScience will no longer be licensed thereto.

In addition to the terms of the February 2015 SOW described above, under the February 2015 SOW, Neurotrope BioScience also agreed to pay BRNI $2,400,000 in service fees and other amounts payable at a rate of $200,000 per month for each month from October 1, 2014 through September 30, 2015. The parties agreed that the first $600,000 of payments satisfy certain outstanding amounts owed to BRNI. In consideration for the February 2015 SOW, in addition to the terms described above, BRNI also agreed to (a) use commercially reasonable efforts to enroll at least four (4) additional compassionate use or expanded access patients, in trials of BRNI’s Alzheimer’s therapeutic drug platform during the term of the February 2015 SOW, (b) perform certain services requested by Neurotrope BioScience for the further development of BRNI’s Alzheimer’s therapeutic drug platform, (c) perform certain services for the further development of BRNI’s Alzheimer’s diagnostic test, (d) to the extent permitted by applicable law, transfer all of its rights and regulatory obligations, except for those relating to the compassionate use expanded access trials, associated with BRNI’s IND 71,276 to Neurotrope BioScience, and (e) conduct initial research on the application of its PKC epsilon platform to treat Fragile X disease. Furthermore, BRNI agreed to transfer a certain amount of bryostatin drug substance and bryostatin kits containing drug substance for non-human use to a third-party for storage.

Letter of Intent

On March 30, 2015, Neurotrope BioScience entered into a Letter of Intent for Services (the “Letter of Intent”) with Worldwide Clinical Trials, Inc. (together with its affiliates, “WCT”) related to Neurotrope BioScience’s clinical development program for use of bryostatin-1 to treat Alzheimer’s disease and particularly with respect to the planning for the Company’s next human trial: a Phase 2b clinical study in moderately severe to severe patients. These services will include pre-enrollment activities, such as review and finalization of the protocol, internal training of clinical research associates and study teams, preparing informed consent forms, identifying trial sites, and development of site budgets. The Letter of Intent will expire sixty days from March 30, 2015 unless extended by mutual agreement. Neurotrope BioScience is planning to raise additional funds, though no transaction is imminent, and the parties intend to enter into a definitive agreement as soon as sufficient funds are available to complete the clinical study.

Pursuant to the Letter of Intent, the Neurotrope BioScience is required to pay WCT a cash advance in the amount of $298,150.91, consisting of $248,150.91 for direct fees and $50,000.00 for pass through costs.

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PROPOSAL 2

RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Relationship with Independent Public Accountants

On August 23, 2013, Lake & Associates CPA’s LLC, was dismissed as our independent registered public accountant. On the same date, Friedman LLP was engaged as our new independent public accounting firm. The Board of Directors of the Company approved the dismissal of Lake & Associates CPA’s LLC and the engagement of Friedman LLP as our independent auditor.

None of the reports of Lake & Associates CPA’s LLC on our financial statements for the fiscal years ended January 31, 2013 and January 31, 2012 contained an adverse opinion or disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope or accounting principles, except that our audited financial statements contained in our Annual Reports on Form 10-K for the fiscal years ended January 31, 2013, and January 31, 2012, filed with the SEC, included a going concern qualification in the report of Lake & Associates CPA’s LLC.

During the Company’s fiscal years ended January 31, 2013 and 2012, and the subsequent interim periods preceding their dismissal, there were no disagreements with Lake & Associates CPA’s LLC, whether or not resolved, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of Lake & Associates CPA’s LLC, would have caused them to make reference to the subject matter of the disagreement in connection with their report on the Company’s financial statements.

During the two most recent fiscal years and the interim periods preceding the engagement, and through the date of this report, neither the Company nor anyone on its behalf has previously consulted with Friedman LLP regarding either (a) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report was provided nor oral advice was provided to the Company that Friedman LLP concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (b) any matter that was either the subject of a disagreement (as defined in paragraph 304(a)(1)(iv) of Regulation S-K and the related instructions thereto) or a reportable event (as described in paragraph 304(a)(1)(v)) of Regulation S-K).

Friedman LLP has been the Company’s independent auditors since August 23, 2013 and the Board of Directors desires to continue to engage the services of this firm for the fiscal year ending December 31, 2015. Accordingly, the Board of Directors, upon the recommendation of the Audit Committee, has reappointed Friedman LLP to audit the financial statements of the Company and its subsidiaries for the fiscal year ending December 31, 2015 and to report on these financial statements. Although the selection and appointment of independent auditors is not required to be submitted to a vote of stockholders, the Board of Directors deems it desirable to obtain the stockholders’ ratification and approval of this appointment. Representatives of Friedman LLP are expected to be present at the Meeting and will have the opportunity to make statements if they so desire and to respond to appropriate questions from the Company’s stockholders.

Tax Fees

There were no tax fees billed for all respective services for the years ended December 31, 2014 and 2013.

All Other Fees

There were no fees billed for all other non-audit services for the years ended December 31, 2014 and 2013.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors

Our Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the work of any registered public accounting firm engaged by us for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for us, and each such registered public accounting firm must report directly to the Audit Committee. Our Audit Committee must approve in advance all audit, review and attest services and all permissible non-audit services (including, in each case, the engagement fees therefore and terms thereof) to be performed by our independent auditors, in accordance with applicable laws, rules and regulations.

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Prior to the formation of our Audit Committee, our Board of Directors selected Friedman LLP as our independent registered public accountants for purposes of auditing our financial statements for the years ended December 31, 2014 and 2013. Friedman LLP was pre-approved by the Board to perform these audit services for us prior to its engagement.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” PROPOSAL 2 RELATING TO THE RATIFICATION OF THE SELECTION OF Friedman LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2015. PROXIES SOLICITED BY THE BOARD WILL BE VOTED “FOR” RATIFICATION OF Friedman LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM UNLESS STOCKHOLDERS SPECIFY A CONTRARY VOTE.

PROPOSAL 3.
RATIFICATION OF AN AMENDMENT TO THE 2013 EQUITY INCENTIVE PLAN, PROVIDING FOR AN ADDITIONAL 3,000,000 SHARES OF COMMON STOCK THAT MAY BE AVAILABLE FOR FUTURE GRANTS UNDER THE PLAN

General

On August 22, 2013, our Board of Directors adopted and our stockholders approved our 2013 Equity Incentive Plan (as amended, the “2013 Plan”), which reserved a total of 7,000,000 shares of our common stock for issuance pursuant to awards granted under the plan. On July 23, 2014, our Board of Directors approved Amendment No. 1 to our 2013 Equity Incentive Plan to increase the number of shares of common stock issuable thereunder by an additional 3,000,000 shares, so that the Company’s officers, key employees, consultants and directors can be granted stock options and other equity incentive awards with respect to an aggregate of 10,000,000 shares of our common stock. Pursuant to the Internal Revenue Code, this amendment must be approved by our stockholders within one year in order to allow for incentive stock option grants to be made.

As of March 19, 2015, the market value of the securities underlying the outstanding options, warrants and rights under the 2013 Plan was $13,075,432.

The following table provides information as of December 31, 2014, with respect to the shares of our common stock that may be issued under our existing equity compensation plan:

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Equity Compensation Plan Information

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders (1)	7,769,202	$1.395	2,230,798

Equity compensation plans not approved by security holders	0	0	0
Total	7,769,202	$1.395	2,230,798

(1) The 2013 Plan

As described below, incentive awards authorized under the 2013 Plan include, but are not limited to, incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended, the Code. If an award granted under the 2013 Plan expires, terminates, is unexercised or is forfeited, or if any shares are surrendered to us in connection with the exercise of an incentive award, the shares subject to such award and the surrendered shares will become available for further awards under the 2013 Plan.

The number of shares of our common stock subject to the 2013 Plan or any number of shares subject to (a) any numerical limit in the 2013 Plan, (b) to the terms of any incentive award or (c) to any combination of the foregoing, is expected to be adjusted in the event of any change in our outstanding common stock by reason of any stock dividend, spin-off, split-up, stock split, reverse stock split, recapitalization, reclassification, merger, consolidation, liquidation, business combination or exchange of shares or similar transaction.

Administration

The Compensation Committee of our Board of Directors, or our Board of Directors, administers the 2013 Plan. Subject to the terms of the 2013 Plan, the Compensation Committee or our Board of Directors has complete authority and discretion to determine the terms of awards under the 2013 Plan.

Grants

The 2013 Plan authorizes the grant to participants of nonqualified stock options, incentive stock options, restricted stock awards, restricted stock units, performance grants intended to comply with Section 162(m) of the Code and stock appreciation rights, as described below:

•	Options granted under the 2013 Plan entitle the grantee, upon exercise, to purchase a specified number of shares from us at a specified exercise price per share. The exercise price for shares of our common stock covered by an option generally cannot be less than the fair market value of our common stock on the date of grant unless agreed to otherwise at the time of the grant. In addition, in the case of an incentive stock option granted to an employee who, at the time the incentive stock option is granted, owns stock representing more than 10% of the voting power of all classes of stock of the Company or any parent or subsidiary, the per share exercise price will be no less than 110% of the fair market value of our common stock on the date of grant.

•	Restricted stock awards and restricted stock units may be awarded on terms and conditions established by the Compensation Committee or Board of Directors, which may include performance conditions for restricted stock awards and the lapse of restrictions on the achievement of one or more performance goals for restricted stock units.

•	The Compensation Committee or Board of Directors may make performance grants, each of which will contain performance goals for the award, including the performance criteria, the target and maximum amounts payable, and other terms and conditions.

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•	The 2013 Plan authorizes the granting of stock awards. The Compensation Committee or Board of Directors will establish the number of shares of our common stock to be awarded and the terms applicable to each award, including performance restrictions.

•	Stock appreciation rights entitle the participant to receive a distribution in an amount not to exceed the number of shares of our common stock subject to the portion of the stock appreciation rights exercised multiplied by the difference between the market price of a share of our common stock on the date of exercise of the stock appreciation rights and the market price of a share of our common stock on the date of grant of the stock appreciation rights

The maximum aggregate number of shares of common stock that may be awarded and sold under the 2013 Plan is 10,000,000.

Duration, Amendment, and Termination

The Board of Directors has the power to amend, suspend or terminate the 2013 Plan without stockholder approval or ratification at any time or from time to time. No change may be made that increases the total number of shares of our common stock reserved for issuance pursuant to incentive awards or reduces the minimum exercise price for options or exchange of options for other incentive awards, unless such change is authorized by our stockholders within one year. Unless sooner terminated, the 2013 Plan will terminate ten years after it is adopted.

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New Plan Benefits

No determination has been made as to which of the individuals eligible to participate in the 2013 Plan will receive awards under the 2013 Plan in the future and, therefore, the future benefits to be allocated to any individual or to various groups of eligible participants are not presently determinable. Set forth in the table below is information on non-qualified stock option awards granted under the 2013 Plan on or after July 23, 2014 (the date of the Board’s adoption of Amendment No. 1 to the 2013 Plan) to the named individuals below, all current executive officers as a group, all current directors who are not executive officers as a group, and all employees who are not executive officers as a group out of the additional 3,000,000 shares of common stock authorized for the issuance by our Board pursuant to Amendment No. 1 to the 2013 Plan.

	Amendment No. 1 to 2013 Equity Incentive Plan
Name and Position	Dollar Value(1)	Number of Units

Charles Ramat, Director, President, CEO	$477,916	650,000	(2)

Paul E. Freiman, Director and Chairman of the Board	372,117	450,000	(3)

William S. Singer, Director and Vice Chairman of the Board	86,417	100,000	(4)

Larry D. Altstiel, director	158,698	300,000	(5)

James Gottlieb	86,417	100,000	(6)

Jay M. Haft	86,417	100,000	(7)

Executive Group	477,916	650,000	(2)

Non-Executive Director Group	790,066	1,050,000	(8)

Non-Executive Officer Employee Group	0	0
Total	$1,267,982	1,700,000

(1)	Dollar value is based on the Black-Scholes option pricing model on the date of grant. For additional discussion on the valuation assumptions used in determining the grant date fair value, see Note 10 to the audited consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2014.

(2)	400,000 of the options reflected in the above table were granted to Mr. Ramat on July 23, 2014: 200,000 of such options have an exercise price of $1.11 per share (being $.10 above, or 110% of, the issuer's last trading price on July 23, 2014) and were fully vested upon the date of grant and 200,000 of such options have an exercise price of $2.22 per share and vest on a daily basis up to 25% per year through July 23, 2018. 250,000 of the options reflected in the above table were granted to Mr. Ramat on September 12, 2014 and were vested as of the date of the grant.

(3)	400,000 of the options reflected in the above table were granted to Mr. Freiman on July 23, 2014: 200,000 of such options have an exercise price of $1.11 per share (being $.10 above, or 110% of, the issuer's last trading price on July 23, 2014) and were fully vested upon the date of grant and 200,000 of such options have an exercise price of $2.22 per share and vest on a daily basis up to 25% per year through July 23, 2018. 50,000 of the options reflected in the above table were granted to Mr. Freiman on September 12, 2014 and were vested as of the date of the grant.

(4)	The options reflected in the above table were granted to Mr. Singer on July 23, 2014: 50,000 of such options have an exercise price of $1.11 per share (being $.10 above, or 110% of, the issuer's last trading price on July 23, 2014) and were fully vested upon the date of grant and 50,000 of such options have an exercise price of $2.22 per share and vest on a daily basis up to 25% per year through July 23, 2018.

(5)	The options reflected in the above table were granted to Dr. Altstiel on September 12, 2104: the options vest daily over five years from the date of grant, such that the options will have vested with respect to all shares as of September 12, 2019 (assuming continued service through such date); vesting is subject to the acceleration in the event of a change in control.

(6)	The options reflected in the above table were granted to Mr. Gottlieb on July 23, 2014: 50,000 of such options have an exercise price of $1.11 per share (being $.10 above, or 110% of, the issuer's last trading price on July 23, 2014) and were fully vested upon the date of grant and 50,000 of such options have an exercise price of $2.22 per share and vest on a daily basis up to 25% per year through July 23, 2018.

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(7)	The options reflected in the above table were granted to Mr. Haft on July 23, 2014: 50,000 of such options have an exercise price of $1.11 per share (being $.10 above, or 110% of, the issuer's last trading price on July 23, 2014) and were fully vested upon the date of grant and 50,000 of such options have an exercise price of $2.22 per share and vest on a daily basis up to 25% per year through July 23, 2018.

(8)	The options granted to Mr. Freiman under Amendment No. 1 to the 2013 Plan are reflected in the Non-Executive Director Group.

Federal Income Tax Consequences

The following discussion is intended only as a summary of the general income tax laws that apply to incentive stock options (“ISOs”) granted under the 2013 Plan. This summary is based on federal income tax laws in effect as of the date of this Proxy Statement. Tax laws are complex and subject to change. State and local taxes also may apply, and the rules governing such taxes may vary from federal income tax rules. Your actual income tax consequences depend upon your individual circumstances. Accordingly, the Company strongly advises you to seek the advice of a qualified tax adviser regarding your own particular situation.

Recipient’s Tax Consequences

ISOs are intended to qualify for the special treatment available under Section 422 of the Code. ISO holders generally are not required to include any amount in income as a result of the grant or exercise of ISOs.

Any gain generally will be taxed at long-term capital gain rates if an ISO holder sells shares of common stock that were purchased through the exercise of an ISO more than two years after the date of grant, and more than one year after the date of exercise.

However, if such holder sell shares of common stock purchased through the exercise of an ISO within the two-year or one-year holding periods described above, generally any gain up to the difference between the value of the shares of common stock on the date of exercise and the exercise price will be treated as ordinary income. Any additional gain generally will be taxable at long-term or short-term capital gain rates, depending on whether the holding period for the Shares is more than one year.

If an ISO holder sell shares of common stock that were purchased through the exercise of an ISO within either of the above holding periods in a transaction in which he or she would not recognize a loss (if sustained) (for example, a gift), the excess of the value of the shares of common stock on the date of exercise over the exercise price will be treated as ordinary income.

Any loss that an ISO holder recognizes upon disposition of shares of common stock purchased through the exercise of an ISO, whether before or after expiration of the two-year and one-year holding periods described above, will be treated as a capital loss. Such loss will be long-term or short-term depending on whether the holding period for the shares of common stock is more than one year.

If an ISO holder is subject to the alternative minimum tax, the rules that apply to ISOs described above do not apply. Instead, alternative minimum taxable income generally is computed under rules similar to those that apply to NSOs. If an ISO holder is subject to the alternative minimum tax, he or she should be sure to consult with his or her qualified tax adviser before exercising any ISOs.

If any person is granted a non-statutory stock option, which is an option that is not an ISO (“NSO”) or stock appreciation right (“SAR”) under the 2013 Plan, such person will not be required to include an amount in income at the time of grant. However, when a SAR holder exercises the SAR, he or she will have ordinary income in an amount equal to the cash received and the fair market value of any shares received. When a NSO holder exercises the NSO, he or she will have ordinary income to the extent the fair market value of the shares on the date of exercise (and any cash) he or she receives is greater than the exercise price he or she pays. If an NSO holder exercises a NSO through payment of the exercise price in shares, or in a combination of shares and cash, he or she will have ordinary income upon exercise to the extent that the value (on the date of exercise) of the shares he or she purchases is greater than the value of the shares he or she surrenders, less the amount of any cash paid upon exercise.

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Any gain or loss any person recognizes upon the sale or exchange of shares that such person acquires generally will be treated as capital gain or loss and will be long-term or short-term depending on whether he or she held the shares for more than one (1) year.

The Company’s Tax Consequences

The Company generally will receive a deduction for federal income tax purposes in connection with an award in an amount equal to the ordinary income the participant realizes. The Company will be entitled to such deduction at the time that the participant recognizes the ordinary income.

In addition, Section 162(m) of the Code contains special rules regarding the federal income tax deductibility of compensation paid to certain of the Company’s executive officers. In general, The Company may deduct annual compensation that it pays to any of these executive officers only to the extent that it does not exceed $1 million. However, the Company can preserve the deductibility found in Section 162(m) of the Code of annual compensation in excess of the $1 million limit if the Company complies with certain conditions. The Plan has been designed to permit the Board to grant awards that will be fully deductible to the Company.

Vote Required and Recommendation of the Board of Directors

The Board of Directors unanimously recommends that you vote “FOR” the ratification of Amendment No. 1 to the 2013 Plan. If the stockholders do not ratify Amendment No. 1 to the 2013 Plan, the Board will not be able to issue incentive stock option awards to the Company’s employees (but will continue to be permitted to award other forms of equity compensation under the 2013 Plan). A copy of the amendment to the Plan is attached to this proxy statement as Appendix A. A copy of the 2013 Equity Incentive Compensation Plan was filed with the Securities and Exchange Commission, and any stockholder who wishes to obtain a copy of the Plan may do so by written request to Robert Weinstein, Secretary, Neurotrope, Inc., 50 Park Place, Newark, New Jersey 07102.

PROPOSAL 4.
ADVISORY VOTE ON EXECUTIVE COMPENSATION

Background

Section 14A of the Exchange Act, which was added by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, requires that, not less frequently than once every three years, we provide stockholders with an advisory vote on the compensation of our named executive officers as disclosed herein. Accordingly, we are requesting your advisory (non-binding) approval of the compensation of our named executive officers as disclosed in the compensation tables and related narrative disclosures in this proxy statement. This non-binding advisory vote is commonly referred to as a “Say-on-Pay” vote. Please read the executive compensation section of this proxy statement for a detailed discussion about our executive compensation programs, including information about the fiscal 2014 compensation of our named executive officers.

We are asking you to indicate your support for the compensation of our named executive officers as described in this proxy statement. This vote is not intended to address any specific item of compensation, our general compensation policies, the compensation of our Board, or our compensation policies as they relate to risk management. Rather, this vote relates to the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement. Accordingly, we are asking you to vote, on an advisory basis, “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that the stockholders of Neurotrope, Inc. (the “Company”) hereby approve, on an advisory basis, the compensation paid to the Company’s named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the compensation tables and related narrative disclosures in this Proxy Statement.”

As an advisory vote, this proposal is not binding on the Company, and will not require us to take any action or overrule any decisions we have made. Furthermore, because this advisory vote primarily relates to compensation that has already been paid or contractually committed to our named executive officers, there is generally no opportunity for us to revisit these decisions. However, our Board, including our Compensation Committee, values the opinions of our stockholders and, to the extent there is any significant vote against the compensation of named executive officers as disclosed in this proxy statement, we will consider our stockholders’ concerns and evaluate what actions, if any, may be appropriate to address those concerns.

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The affirmative vote of a majority of the votes cast by holders of shares entitled to vote thereon at the Meeting (in person or by proxy) is required for approval of the resolution with respect to the compensation of the Company’s named executive officers.

THE COMPANY’S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” APPROVAL OF THE FOREGOING RESOLUTION. PROXIES WILL BE SO VOTED UNLESS STOCKHOLDERS SPECIFY OTHERWISE IN THEIR PROXIES.

PROPOSAL 5.
ADVISORY VOTE ON THE FREQUENCY OF AN ADVISORY VOTE
ON EXECUTIVE COMPENSATION

As described in Proposal 4 above, stockholders are being provided the opportunity to cast an advisory vote on our executive compensation program, commonly referred to as a “Say-on-Pay Vote.” This Proposal 5 affords stockholders the opportunity to cast an advisory vote on how often we should include a Say-on-Pay Vote in our proxy materials for future annual stockholder meetings. Stockholders may vote to have the Say-on-Pay Vote every year, every two years or every three years.

Accordingly, we are requesting an advisory, non-binding vote on how frequently we should seek an advisory Say-on-Pay vote from our stockholders. This non-binding advisory vote is commonly referred to as a “Say-on-Frequency” vote. You have the option to vote for any one of the three options, or to abstain on the matter. For the reasons described below, our Board recommends that our stockholders select a frequency of one year, or an annual vote. Our Board has determined that an advisory vote on executive compensation every year is the best approach for us based on a number of considerations, including the following:

•	Since executive compensation disclosures are made annually, by conducting annual advisory votes on executive compensation, stockholders are able to express their views on our executive compensation program and provide us with more direct and immediate feedback on our compensation disclosures;

•	A one-year vote cycle gives stockholders the opportunity to react promptly to emerging trends in compensation, provide feedback before those trends become pronounced over time, and give the Board and the Compensation Committee the opportunity to evaluate individual compensation decisions each year in light of the ongoing feedback from shareholders; and

•	An annual vote will provide a regular and consistent means for the Company’s stockholders to provide feedback to the Board regarding the Company’s executive compensation programs.

Our stockholders also have the opportunity to provide additional feedback on important matters involving executive compensation. As discussed above under “Stockholder Communication with the Board,” we provide stockholders with an opportunity to communicate directly with our Board, including on issues of executive compensation.

We understand that our stockholders may have different views as to what is the best approach for us, and we look forward to hearing from our stockholders on this Proposal 5. You may cast your vote on your preferred voting frequency by choosing the option of three years, two years, one year, or abstain from voting when you vote.

You are not voting to approve or disapprove our Board’s recommendation. While this advisory Say-on-Frequency vote is non-binding on us, and we may hold Say-on-Pay Vote more or less frequently than the preference receiving the highest number of votes of our stockholders, our Board and Compensation Committee will give careful consideration to the choice that receives the most votes when considering the frequency of future Say-on-Pay Votes.

Generally, the affirmative vote of a majority of the votes cast by holders of shares entitled to vote thereon at the Meeting (in person or by proxy) is required for a particular matter to be deemed an act of the stockholders, provided a quorum is present. However, given that this vote is advisory and non-binding, the option receiving the greatest number of votes will be considered the frequency recommended by the stockholders. In such instance, while none of the three alternatives will have been approved, stockholders will still have the ability to communicate their preference with respect to this vote.

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THE COMPANY’S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT AN ADVISORY VOTE REGARDING THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS BE INCLUDED IN THE COMPANY’S PROXY STATEMENT FOR STOCKHOLDER CONSIDERATION EVERY CALENDAR YEAR. PROXIES WILL BE SO VOTED UNLESS STOCKHOLDERS SPECIFY OTHERWISE IN THEIR PROXIES.

OTHER MATTERS

The Meeting will take place at the offices of the Robert Treat Hotel, 50 Park Place, Newark, New Jersey 07102, on Tuesday, June 9, 2015. To obtain directions to be able to attend the Meeting, contact Robert Weinstein at (973) 242-0005.

The Board of Directors knows of no business that will be presented for consideration at the Meeting other than those items stated above. If any other matters should properly come before the Meeting, it is intended that proxies in the accompanying form will be voted on any such matters in accordance with the judgment of the persons voting such proxies. Discretionary authority to vote on such matters is conferred by such proxies upon the persons voting them. The final results of the balloting at the Meeting are required to be included in a Current Report on Form 8-K to be filed by the Company with the Securities and Exchange Commission within four business days of the Meeting.

The Company will bear the cost of soliciting proxies, including the cost of preparing, assembling and mailing the proxy card, proxy statement and other material, which may be sent to the stockholders in connection with this solicitation. To date, the Company has paid approximately $1,000 for proxy services and estimates the total cost of solicitation not to exceed $40,000. In addition to the solicitation of proxies by use of the mails, directors, officers and other employees may solicit the return of proxies in person or by telephone, telegram or other means of communication. The Company may reimburse persons holding stock in their names or in the names of other nominees for their expense in sending proxies and proxy material to principals. Proxies may be solicited by mail, personal interview, telephone and fax. Directors, officers and employees will not be additionally compensated but may be reimbursed for reasonable out-of-pocket expenses incurred in connection with such solicitation. Arrangements will be made with brokerage houses, custodians, nominees and fiduciaries for forwarding of proxy materials to beneficial owners of shares held of record by such brokerage houses, custodians, nominees and fiduciaries and for reimbursement of their reasonable expenses incurred in connection therewith.

The Company will only send one set of proxy materials to two or more stockholders who share one address, unless we have received contrary instructions from one or more of the stockholders at that address. This procedure is referred to as “householding.” Each stockholder subject to householding will continue to receive a separate proxy card or voting instruction card.

We will promptly deliver, upon written or oral request, a separate copy of our annual proxy materials to a stockholder at a shared address to which a single copy was previously delivered. If you received a single set of proxy materials for this year, but you would prefer to receive your own copy, you may direct requests for separate copies to Robert Weinstein, Secretary, Neurotrope, Inc., 50 Park Place, Newark, New Jersey 07102 or call us at (973) 242-0005. Likewise, if your household currently receives multiple copies of proxy materials and you would like to receive one set, please contact us at the address and telephone number provided.

The Company will provide without charge to each person being solicited by this proxy statement, on the written request of any such person, a copy of the Annual Report of the Company on Form 10-K for the year ended December 31, 2014 as filed with the SEC, including the financial statements, notes, exhibits and schedules thereto. All such requests should be directed to: Robert Weinstein, Secretary, Neurotrope, Inc., 50 Park Place, Newark, New Jersey 07102.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors and executive officers and each person who owns more than ten percent of a registered class of our equity securities (collectively, “Reporting Persons”) to file with the SEC initial reports of ownership and reports of changes in ownership of our Common Stock and our other equity securities. Reporting Persons are required by SEC regulation to furnish us with copies of all Section 16(a) forms that they file. Based solely on the Company’s review of the copies of the forms received by it during the fiscal year ended December 31, 2014 and written representations that no other reports were required, the Company believes that each person who, at any time during such fiscal year, was a director, officer or beneficial owner of more than ten percent of the Company’s Common Stock complied with all Section 16(a) filing requirements during such fiscal year.

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DEADLINE FOR SUBMISSION OF STOCKHOLDER PROPOSALS
TO BE PRESENTED AT THE NEXT ANNUAL MEETING

Under our By-laws, no business, including nominations of a person for election as a director, may be brought before an Annual Meeting unless it is specified in the notice of the Annual Meeting or is otherwise brought before the Annual Meeting by or at the direction of the Board or by a stockholder who meets the requirements specified in our By-laws and has delivered timely notice to us (containing the information specified in the By-laws).

To be timely, a stockholder's notice for matters to be brought before the Annual Meeting of Stockholders in 2016 must be delivered to and received at our principal executive office specified on page 1 of this proxy statement not less than ninety (90) days nor more than one hundred twenty (120) days prior to the anniversary date of the 2015 Annual Meeting of Stockholders, or no later than March 11, 2015 and no earlier than February 10, 2015. These requirements are separate from and in addition to the SEC's requirements that a stockholder must meet in order to have a stockholder proposal included in our proxy statement.

Stockholders interested in submitting a proposal for inclusion in the proxy materials for the Annual Meeting of Stockholders in 2016 may do so by following the procedures prescribed in SEC Rule 14a-8. To be eligible for inclusion, stockholder proposals must be received by our Secretary at our principal executive office specified on page 1 of this proxy statement, no later than February 10, 2016.

By Order of the Board of Directors,

Robert Weinstein
Secretary
Dated: April 29, 2015

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Appendix A

AMENDMENT NO. 1

TO THE

NEUROTROPE, INC.

2013 EQUITY INCENTIVE PLAN

THIS AMENDMENT NO. 1 TO THE NEUROTROPE, INC. 2013 EQUITY INCENTIVE PLAN (this “Amendment”) is made and adopted by Neurotrope, Inc. (the “Company”), effective as of July 23, 2014 (the “Effective Date”). Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to them in the Neurotrope Inc. 2013 Equity Incentive Plan (the “2013 Plan”).

WHEREAS, the Company adopted the 2013 Plan to attract and retain the best available personnel for positions of substantial responsibility, to provide incentives to individuals who perform services for the Company, and to promote the success of the Company’s business; and

WHEREAS, the 2013 Plan currently provides for the granting to officers, key employees, consultants and directors of stock options and other equity incentive awards with respect to an aggregate of 7,000,000 shares of the Company’s common stock, $0.001 par value per share (“Common Stock”); and

WHEREAS, the Company desires to amend the 2013 Plan to increase the maximum number of shares of Common Stock that may be awarded and sold under the 2013 Plan to Ten Million (10,000,000); and

WHEREAS, the Company desires to amend the 2013 Plan to limit the number of shares of Common Stock underlying equity compensation awards that each director of the Company can receive for director services (it being understood that such limitation shall not apply to any awards to a person for service to the Company in any other capacity) ; and

WHEREAS, as of the Effective Date, the Company’s Board of Directors has approved this Amendment.

NOW, THEREFORE, the Company hereby amends the 2013 Plan, as of the Effective Date, as follows:

1.	Section 3(a) of the 2013 Plan is hereby deleted and replaced with the following:

“3(a) Subject to the provisions of Section 14 hereof, the maximum number of Shares that may be awarded and sold under the Plan is Ten Million (10,000,000) Shares. The Shares may be authorized, but unissued, or reacquired Common Stock.”

2.	A new Section 6(a)(iii) is hereby added to the 2013 Plan which will read as follows:

“(iii) The maximum aggregate number of Shares underlying Awards made to each director of the Company (only with respect to such director’s service as a director of the Company) is limited to an aggregate of 1,000,000 Shares, except to the extent that the aggregate amount of Awards held by a director (for service as a director) as of the Effective Date of this Amendment exceeds such amount as a result of the actions taken by the Administrator prior to and on the Effective Date (including the grant of Options to certain directors on the Effective Date).”

3.	In all other respects, the provisions of the 2013 Plan are hereby ratified and confirmed, and they shall continue in full force and effect.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company hereby executes and adopts this Amendment No. 1 to the Neurotrope, Inc. 2013 Equity Incentive Plan this 23rd day of July, 2014.

NEUROTROPE, INC.

By:	/s/ Robert Weinstein

Name:	Robert Weinstein

Title:	Chief Financial Officer

PROXY FOR COMMON STOCK
NEUROTROPE, INC.
50 Park Place, Newark, New Jersey 07102

This Proxy is Solicited on Behalf of the Board of Directors
of Neurotrope, Inc.

The undersigned hereby appoints Messrs. Ramat and Weinstein as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and vote, as designated below, all the shares of the Common Stock of Neurotrope, Inc. held of record by the undersigned on April 20, 2015, at the Annual Meeting of Stockholders to be held on Tuesday, June 9, 2015 or any adjournment thereof. The undersigned hereby revokes any proxy previously given with respect to such shares.

Shares represented by this proxy will be voted as directed by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR Proposals 1, 2, 3 and 4, and vote for ONE YEAR for Proposal 5.

The undersigned acknowledges receipt of the Notice of Annual Meeting of Stockholders and the accompanying Proxy Statement.

1.	Election of directors:

01. Charles S. Ramat	02. Paul Freiman	03. William Singer	04. John H. Abeles

05. Larry D. Altstiel	06. James Gottlieb

☐ FOR all six of the nominees listed (except as marked to the contrary above. See the instruction immediately below.)

☐ WITHHOLD AUTHORITY (Instruction: To withhold authority to vote for a nominee strike a line through the nominee’s name above)

2.	Proposal to ratify the selection of Friedman LLP as Neurotrope, Inc.’s independent registered public accountants for the year ending December 31, 2015.

☐ FOR	☐ AGAINST	☐ ABSTAIN

3.	Proposal to ratify Amendment No. 1 to the 2013 Equity Incentive Plan.

☐ FOR	☐ AGAINST	☐ ABSTAIN

4.	Proposal to consider an advisory resolution approving the compensation of the Company’s named executive officers.

☐ FOR	☐ AGAINST	☐ ABSTAIN

5.	Proposal to consider and act upon an advisory vote on the frequency of holding an advisory vote on executive compensation.

☐ ONE YEAR	☐ TWO YEARS	☐ THREE YEARS	☐ ABSTAIN

PLEASE SIGN EXACTLY AS NAME APPEARS BELOW. WHEN SHARES ARE HELD BY JOINT TENANTS, BOTH SHOULD SIGN.

Dated: __________________________, 2015

Signature: ________________________________________

Signature if held jointly : _____________________________

When signing as attorney, as executor, as administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

PROXY FOR PREFERRED STOCK
NEUROTROPE, INC.
50 Park Place, Newark, New Jersey 07102

This Proxy is Solicited on Behalf of the Board of Directors
of Neurotrope, Inc.

The undersigned hereby appoints Messrs. Ramat and Weinstein as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and vote, as designated below, all the shares of the Preferred Stock of Neurotrope, Inc. held of record by the undersigned on April 20, 2015, at the Annual Meeting of Stockholders to be held on June 9, 2015 or any adjournment thereof. The undersigned hereby revokes any proxy previously given with respect to such shares.

Shares represented by this proxy will be voted as directed by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR Proposals 1, 2, 3 and 4, and vote for ONE YEAR for Proposal 5.

The undersigned acknowledges receipt of the Notice of Annual Meeting of Stockholders and the accompanying Proxy Statement.

1.	Election of Jay M. Haft as a director.

☐ FOR the nominee listed

☐ WITHHOLD AUTHORITY

2.	Proposal to ratify the selection of Friedman LLP as Neurotrope, Inc.’s independent registered public accountants for the year ending December 31, 2015.

☐ FOR	☐ AGAINST	☐ ABSTAIN

3.	Proposal to ratify Amendment No. 1 to the 2013 Equity Incentive Plan.

☐ FOR	☐ AGAINST	☐ ABSTAIN

4.	Proposal to consider an advisory resolution approving the compensation of the Company’s named executive officers.

☐ FOR	☐ AGAINST	☐ ABSTAIN

5.	Proposal to consider and act upon an advisory vote on the frequency of holding an advisory vote on executive compensation.

☐ ONE YEAR	☐ TWO YEARS	☐ THREE YEARS	☐ ABSTAIN

PLEASE SIGN EXACTLY AS NAME APPEARS BELOW. WHEN SHARES ARE HELD BY JOINT TENANTS, BOTH SHOULD SIGN.

Dated: __________________________, 2015

Signature: ________________________________________

Signature if held jointly : _____________________________

When signing as attorney, as executor, as administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.